EXHIBIT 4.2

EXECUTION VERSION

REVLON ESCROW CORPORATION

(to be merged with and into Revlon Consumer Products Corporation)

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

6.250% Senior Notes due 2024

_____________________________

INDENTURE

Dated as of August 4, 2016

_____________________________

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.08; 7.10
	(b)	7.08; 7.10; 11.02
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	4.08; 4.10; 11.02
	(b)	N.A.
	(c)(1)	7.02; 11.04
	(c)(2)	7.02; 11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05; 11.02
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	9.04
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01
	(c)	11.01

N.A. means Not Applicable.
Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

TABLE OF CONTENTS

ARTICLE 1

Definitions and Incorporation by Reference

		Page
SECTION 1.01.	Definitions	1
SECTION 1.02.	Incorporation by Reference of TIA	39
SECTION 1.03.	Rules of Construction	40

ARTICLE 2

The Securities

ARTICLE 3

Redemption

ARTICLE 4

Covenants

SECTION 4.01.	Payment of Securities	47
SECTION 4.02.	Maintenance of Office or Agency	48
SECTION 4.03.	Limitation on Restricted Payments	48

-i-

ARTICLE 5

Successor Corporation

SECTION 5.01.	Merger, Consolidation and Sale of Assets	72
SECTION 5.02.	Successor Substituted	74

ARTICLE 6

Default and Remedies

ARTICLE 7

Trustee

SECTION 7.01.	Duties of Trustee	78
SECTION 7.02.	Rights of Trustee	80
SECTION 7.03.	Individual Rights of Trustee	81
SECTION 7.04.	Trustee’s Disclaimer	81

-ii-

ARTICLE 8

Discharge of Indenture; Defeasance

ARTICLE 9

Amendments, Supplements and Waivers

ARTICLE 10

Guarantee of Securities

-iii-

ARTICLE 11

Miscellaneous

Note:  This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

-iv-

INDENTURE, dated as of August 4, 2016, by and between Revlon Escrow Corporation, a Delaware corporation (the “Escrow Issuer”), and U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer’s Initial Securities (as defined in Appendix A hereto) and Exchange Securities (as defined in Appendix A hereto and, collectively, the “Securities”).

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01.    Definitions

“Acquired Indebtedness” means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuer or at the time it merges or consolidates with the Issuer or any of its Subsidiaries or is assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuer or such acquisition, merger or consolidation.

“Acquisition Date” means the date of consummation of the Acquisition.

“Acquisition” means the merger of RR Transaction Corp. with and into Elizabeth Arden, Inc., pursuant to, and as contemplated by, the Merger Agreement.

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.15 and 4.04, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to the Registration Rights Agreement.

“Affiliate” means, with respect to any Person, any Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; provided, however, that with respect to the Issuer the term Affiliate shall not include the Issuer or any Subsidiary of the Issuer so long as no Affiliate of the Issuer has any direct or indirect interest therein, except through the Issuer or its Subsidiaries.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” has the meaning set forth in Section 4.12.

“Agent” means the Registrar or any Paying Agent.

“Applicable Premium” means, with respect to any Security on any Redemption Date, the greater of:

(a)           1.0% of the principal amount of such Security; and

(b)           the excess, if any, of:

(1)           the present value at such redemption date of (i) the redemption price of the note at the First Call Date (such redemption price being set forth in the table appearing in Paragraph 5 of the Securities), plus (ii) all required interest payments due on the note to (but not including) the First Call Date (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(2)           the principal amount of the Security.

“Applicable Procedures” has the meaning set forth in Appendix A.

“Asset Acquisition” means

(a)           an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Issuer or any Restricted Subsidiary of the Issuer, or is merged with or into the Issuer or any Restricted Subsidiary of the Issuer; or

(b)           the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or a Restricted Subsidiary of the Issuer of:

(a)           any Capital Stock of any Restricted Subsidiary of the Issuer; or

(b)           any other property or assets, other than cash or Cash Equivalents, the foreign equivalent of Cash Equivalents, Investment Grade Securities or Capital Stock of any Unrestricted Subsidiary, of the Issuer or any Restricted Subsidiary of the Issuer other than in the ordinary course of business;

provided, however, that Asset Sales will not include:

(1)           a transaction or series of related transactions for which the Issuer or its Restricted Subsidiaries receive aggregate consideration, exclusive of indemnities, of less than $30.0 million;

(2)           the sale of accounts receivable, payment intangibles and related assets or participations therein;

(3)           (a) the sale, lease, conveyance, disposition or other transfer of assets that are obsolete or worn out, (b) the sale, lease, conveyance, disposition or other transfer of assets no longer used or useful or economically practicable to maintain in the conduct of the business of the Issuer and other Restricted Subsidiaries in the ordinary course, (c) sale, lease, conveyance, disposition or other transfer of assets necessary in order to comply with applicable law (including, without limitation, competition law applicable to the Acquisition) or licensure requirements (as determined by the Issuer in good faith) and (d) the sale, lease, conveyance, disposition or other transfer of inventory determined by the Issuer to be no longer used, useful or necessary in the operation of the business of the Issuer and its Restricted Subsidiaries;

(4)           the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries or any Subsidiary Guarantor as permitted under Section 5.01;

(5)           sales, transfers or other dispositions of assets resulting from the creation, incurrence or assumption of (but not any foreclosure with respect to) any Lien not prohibited under Section 4.14;

(6)           sales, transfers or other dispositions of assets in a transaction constituting a Permitted Investment or a Restricted Payment permitted under Section 4.03;

(7)           the grant of licenses to third parties in respect of, the abandonment, cancellation or disposition of, or the cross-licensing, pooling, sublicensing or licensing of, or similar arrangements (including disposition of marketing rights) with respect to, intellectual property in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries or otherwise consistent with past practice or not materially disadvantageous to the holders of the Securities;

(8)           dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(9)           the settlement or early termination of any hedge or any warrant option transactions;

(10)           to the extent allowable without recognition of gain or loss under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon);

(11)           any transfer of property or assets that is a surrender or waiver of a contract right or a settlement, surrender or release of a contract or tort claim;

(12)           any foreclosure upon any assets of the Issuer or any Restricted Subsidiary of the Issuer in connection with the exercise of remedies by a secured lender pursuant to the terms of Indebtedness otherwise permitted to be incurred under this Indenture;

(13)           the sale of the Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(14)           the unwinding of any Hedging Obligation;

(15)           the lease, assignment or sub-lease of any real or personal property or any swap of assets in the ordinary course of business;

(16)           a sale and leaseback transaction that is otherwise permitted by this Indenture with respect to any assets made subject to a sale and leaseback transaction within 180 days of the acquisition of such assets;

(17)           a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

(18)           the grant of buy-out options or licensees of trademarks and other intellectual property pursuant to license agreements entered into in the ordinary course of business and the sale of such trademarks and other intellectual property to such licensees; and

(19)           any taking under power of eminent domain or by condemnation or similar proceeding of any property or assets of the Issuer or any Restricted Subsidiary.

Notwithstanding the foregoing, the Issuer may voluntarily treat any transaction otherwise exempt from the definition of “Asset Sale” pursuant to clauses (1) through (19) above as an “Asset Sale” by designating such transaction as an Asset Sale for purposes of this Indenture in an Officers’ Certificate delivered to the Trustee.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof, (b) with respect to a partnership the general partner of which is a corporation, the board of directors of the general partner of the partnership or any committee thereof and (c) with respect to any other Person, the board or committee of such Person (or such Person’s general partner, manager or equivalent) serving a similar function.

“Board Resolution” means, with respect to any Person, a copy of a resolution duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“Borrowing Base” means, as of any date, an amount equal to the sum of (a) 85% of the book value of accounts receivables of the Issuer and its Restricted Subsidiaries, plus (b) 90% of the book value of inventory of the Issuer and its Restricted Subsidiaries, in each case in this paragraph, as of the end of the most recent fiscal quarter preceding such date for which internal financial statements are available (calculated on a pro forma basis to give effect to any investment, acquisition, disposition, merger, consolidation and discontinued operations, in each case with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located (currently in New York, New York) are authorized or required by law to close.

“Capital Stock” means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated, of corporate stock, including each class of common stock and Preferred Stock of such Person and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such other Person.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)           marketable direct obligations issued by, or unconditionally guaranteed by, Canada, the United Kingdom, the United States of America, Japan, the European Union or any country with a credit rating from S&P or Moody’s no lower than that of the United States of America or, in each case, issued by any agency thereof and backed by the full faith and credit of such nation, in each case maturing within 18 months from the date of acquisition thereof;

(2)           marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 18 months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3)           commercial paper and marketable short‑term money market and similar securities, in each case, maturing no more than 18 months from the date of creation thereof and, at the time of acquisition, having a rating of at least A‑1 from S&P or at least P‑1 from Moody’s and preferred stock maturing no more than 18 months from the date of creation thereof and issued by Persons having, at the time of acquisition, a rating of at least A from S&P or at least A2 from Moody’s;

(4)           certificates of deposit or bankers’ acceptances (or, with respect to foreign banks, similar instruments) maturing within 18 months from the date of acquisition thereof issued by any bank organized under the laws of Canada, the United Kingdom or the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(5)           Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated at least AA‑ by S&P or at least Aa3 by Moody’s;

(6)           repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

(7)           (x) such local currencies in those countries in which the Issuer and its Restricted Subsidiaries transact business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (6) or otherwise customarily utilized in countries in which the Issuer and its Restricted Subsidiaries operate for short-term cash management purposes; and

(8)           investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (7) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside of the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses (or reasonably equivalent ratings from comparable foreign rating agencies) and (ii) other short‑term investments used by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments reasonably analogous to the foregoing investments described in clauses (1) through (8) above and in this paragraph.

“Cash Management Obligations” means any obligations or other liabilities of the Issuer or any Restricted Subsidiary in respect of any arrangement for treasury, depository, overdraft, cash management services, credit or debitcard or any automated clearing house transfers of funds provided to the Issuer or any Restricted Subsidiary.

“Change of Control” means the occurrence of one or more of the following events:

(1)           any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of the Issuer to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than one or more Permitted Investors (whether or not otherwise in compliance with the provisions of this Indenture);

(2)           the approval by the holders of Capital Stock of the Issuer of any plan for the liquidation or dissolution of the Issuer (whether or not otherwise in compliance with the provisions of this Indenture); or

(3)           any Person or Group (other than one or more Permitted Investors) shall become the owner, directly or indirectly, beneficially, of shares representing more than 50% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Issuer entitled under ordinary circumstances to elect a majority of the directors of the Issuer; it being understood that if any such Person or Group includes one or more Permitted Investors, shares of Capital Stock of the Issuer directly or indirectly owned by the Permitted Investors that are part of such Person or Group shall not be treated as being owned by such Person or Group for purposes of determining whether this clause (3) is triggered.

Notwithstanding the foregoing: (A) a transaction in which the Issuer or a Parent Company becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “New Parent”) shall not constitute a Change of Control under clause (3) of this definition if (a) the equityholders of the Issuer or such Parent Company immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of such New Parent immediately following the consummation of such transaction, substantially in proportion to their holdings of the equity of the Issuer or such Parent Company prior to such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than a Permitted Investor or the New Parent, “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Issuer or the New Parent; (B) any holding company whose only significant asset is equity interests of the Issuer or a Parent Company shall not itself be considered a “person” or “group” for purposes of this definition; (C) the transfer of assets between or among the Restricted Subsidiaries or the Issuer shall not itself constitute a Change of Control; (D) the term “Change of Control” shall not include a merger or consolidation of the Issuer (or a Parent Company) with, or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Issuer (or any Parent Company) to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; and (E) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.

“Change of Control Offer” has the meaning set forth in Section 4.15(b).

“Change of Control Payment Date” has the meaning set forth in Section 4.15(b)(2).

“Company Tax Sharing Agreement” means the Tax Sharing Agreement, dated as of March 26, 2004, by and among Parent, Products Corporation and certain of its Subsidiaries, as amended as of the Effective Date.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of the following amounts of such Person and its Restricted Subsidiaries:

(1)           Consolidated Net Income;

(2)           to the extent included in computing Consolidated Net Income, all taxes based on income (or similar taxes in lieu of income taxes), profits, capital or equivalents, including foreign withholding taxes, of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, taking into account tax sharing agreements;

(3)           Consolidated Interest Expense;

(4)           Consolidated Non-Cash Charges;

(5)           charges, losses, lost profits, expenses or write-offs to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in any agreement in connection with the Transactions or any other acquisition or Investment permitted by this Indenture, in each case, to the extent that coverage has not been denied (other than any such denial that is being contested by the Issuer and/or its Restricted Subsidiaries in good faith) and so long as such amounts are actually reimbursed to such Person and its Restricted Subsidiaries in cash within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause (5) (and to the extent not so reimbursed within one year, such amount not reimbursed shall be deducted from Consolidated EBITDA); it being understood that such amount may subsequently be included in Consolidated EBITDA in a measurement period to the extent of amounts actually reimbursed);

(6)           earn‑out, contingent compensation, deferred purchase price and similar obligations incurred in connection with any acquisition or investment and paid (if not previously accrued) or accrued;

(7)           all management, monitoring, consulting and advisory fees, and due diligence expense and other transaction fees and expenses and related expenses paid (or any accruals related to such fees or related expenses) (including by means of a dividend) during such period;

(8)           all costs and expenses incurred in defending, settling and compromising any pending or threatened litigation, claim, action or legal dispute up to an amount not to exceed $15.0 million in such period;

(9)           costs of surety bonds of such Person and its Restricted Subsidiaries in connection with financing activities;

(10)           costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith; and

(11)           cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to the below for any previous period and not added back.

With respect to each joint venture or minority investee of a Person or any of its Restricted Subsidiaries, for purposes of calculating Consolidated EBITDA, the amount of Consolidated EBITDA (calculated in accordance with this definition) of such joint venture or minority investee and its subsidiaries, as applicable, that shall be counted for such purposes (without duplication of amounts already included in Consolidated Net Income) shall equal the product of (x) the Issuer’s or such Restricted Subsidiary’s direct and/or indirect percentage ownership of such joint venture or minority investee and (y) the Consolidated EBITDA (calculated in accordance with this definition) of such joint venture or minority investee and its subsidiaries.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the most recent four full fiscal quarters (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) for which internal financial statements are available to Consolidated Fixed Charges of such Person for the Four-Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” will be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)           the incurrence or repayment of any Indebtedness or issuance or redemption of Preferred Stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or issuance or redemption of Preferred Stock (and the application of the proceeds thereof) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities), as if such incurrence or repayment or issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness incurred on such determination date (or any other subsequent date which would otherwise require pro forma effect be given to such incurrence) pursuant to the provisions of the definition of “Permitted Indebtedness” (other than pursuant to clause (7) of such definition); and

(2)           any asset dispositions (including any Asset Sales), Asset Acquisitions, mergers, Investments, operational changes, operating expense reductions, operating improvements, restructurings, cost savings initiatives or similar initiatives or transactions (including resulting from any head count reduction or closure of facilities) (including, without limitation, any such event giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of such event) incurring, assuming or otherwise being liable for Indebtedness) (each, a “Pro Forma Event”), and also including any Consolidated EBITDA (including any reasonably identifiable and reasonably supportable pro forma expense and cost reductions and other operating improvements and synergies (as calculated in good faith by a responsible Officer of the Issuer)) related thereto, as if such Pro Forma Event occurred on the first day of the Four-Quarter Period; provided that (a) such cost savings, operating improvements and synergies are reasonably anticipated to result from such Pro Forma Event, and (b) actions resulting in such operating expense reductions or other operating improvements, synergies or cost savings are reasonably anticipated to have commenced within 18 months. Notwithstanding the foregoing, no such pro forma adjustment to Consolidated EBITDA shall be required in respect of any Pro Forma Event to the extent the aggregate consideration in connection therewith was less than $20.0 million for the reference period (although the Issuer may elect to make such adjustment).

Furthermore, calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(1)           interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)           if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)           notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations in effect on the Transaction Date, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

Notwithstanding the foregoing, where a pro forma calculation (as described above) is required to be made with respect to a transaction, the Transaction Date for the pro forma calculation relating to such transaction may be, at the election of the Issuer, (i) the time such transaction is completed or implemented or (ii) the time such transaction is approved by the Board of Directors or other appropriate governing authority of the Issuer.

For the avoidance of doubt, the foregoing provisions with respect to pro forma calculations shall apply to any classification or reclassification that occurs pursuant to the covenant under Section 4.04.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of

(1)           Consolidated Interest Expense; plus

(2)           the product of:

(x)           the amount of all dividend payments (other than dividends paid in Qualified Capital Stock) on any series of Preferred Stock of such Person (if such Person is a Restricted Subsidiary that is not a Subsidiary Guarantor) paid, accrued or scheduled to be paid or accrued during such period times; and

(y)           a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person expressed as a decimal.

 “Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication,

(1)           the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations and capitalized interest (but excluding (a) the amortization or write-off of deferred financing costs, (b) the amortization of original issue discounts (including with respect to convertible instruments and related derivatives), (c) the expensing of bridge, commitment and other financing fees, (d) non-cash interest expense related to the application of purchase accounting, (e) any premiums, fees or other charges incurred in connection with the refinancing, incurrence, purchase or redemption of Indebtedness (including in connection with the Transactions), and (f) non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations and other derivative instruments, for such period determined on a consolidated basis in accordance with GAAP; and

(2)           the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

less the aggregate of all cash and non‑cash interest income of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that, to the extent otherwise included therein, the following shall be excluded therefrom (together with any tax effects of the items excluded, to the extent they otherwise affect such net income (or loss)):

(a)           gains or losses from dispositions of assets (including Asset Sales) outside the ordinary course of business or abandonments or reserves relating thereto, or the disposition, abandonment or discontinuance of any discontinued operations;

(b)           any extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, restructuring expenses, excess pension charges, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, business optimization costs, costs related to entry into new markets, consulting fees, recruiting costs, signing, retention or completion bonuses, expenses or charges related to any issuance of equity interests, Investment, acquisition, disposition, recapitalization or Incurrence, issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful) and unusual legal or settlement costs;

(c)           the net income (or loss) of any Person acquired in a pooling of interests (including any common control acquisition) accrued prior to the date it becomes a Subsidiary of such first Person or is merged or consolidated with it or any Subsidiary;

(d)           solely for the purpose of determining the amount available for Restricted Payments under Section 4.03(a)(3)(w), the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, unless such restriction has been legally waived;

(e)           the net loss of any Person, other than a Restricted Subsidiary of the Issuer;

(f)           the net income of any Person, other than a Restricted Subsidiary, in which such Person has an interest, except to the extent of cash dividends or distributions paid to such Person or a Restricted Subsidiary of such Person;

(g)           gains or losses from the termination, retirement or extinguishment of Hedge Agreements or other derivative agreements, Indebtedness or the acquisition of any securities;

(h)           amounts attributable to dividends paid in respect of Qualified Capital Stock to the extent such dividends are paid in shares of Qualified Capital Stock;

(i)           the effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof;

(j)           any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(k)           any non-cash cost related to the termination of any employee pension benefit plan;

(l)           any deferred financing costs and original issue discounts amortized or written off, any premiums and prepayment penalties, breakage costs, other related fees, expenses or reserves paid or recorded in connection with the Transactions or any acquisition, disposition, financing, refinancing or repayment, including the expensing of bridge, commitment and other financing costs, and any fees, expenses, charges or change in control payments related to such transactions (including any costs relating to auditing prior periods, any transition-related expenses, and transaction expenses incurred before, on or after the effective date of such transactions and costs and expenses after the effective date of such transactions related to the employment or transition of terminated employees);

(m)           any charges resulting from the application of Accounting Standards Codification Topic 805, “Business Combinations,” Accounting Standards Codification Topic 350, “Intangibles — Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15, “Impairment or Disposal of Long-Lived Assets,” Accounting Standards Codification Topic 480-10-25-4, “Distinguishing Liabilities from Equity — Overall — Recognition” or Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures”;

(n)           the amount of any net loss (and less the amount of any net gain) resulting from Hedging Obligations and the application of Accounting Standards Codification Topic 815, “Derivatives and Hedging,” and any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations and other derivative instruments;

(o)           any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock, other rights or other equity-based compensation;

(p)           accruals and reserves that are established within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP;

(q)           any net unrealized gain, loss or similar charges (after any offset), including those resulting from the application of Accounting Standards Codification Topic 830, “Foreign Currency Matters,” resulting in such period from currency translation gains or losses including those related to currency measurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk or from exchange rate fluctuations on intercompany balances and balance sheet items) and any other foreign currency translation gains and losses, to the extent such gains or losses are non-cash items or are unrealized;

(r)           any non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt — Debt with Conversion Options — Recognition”;

(s)           the cumulative effect of a change in accounting principles;

(t)           non-cash charges for deferred tax asset valuation allowances;

(u)           accruals and reserves that are established or adjusted within 12 months after the Effective Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies; and

(v)           to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in net income of such Person in a future period).

“Consolidated Net Leverage Ratio” means as of any date of determination, the ratio of Consolidated Net Total Leverage on such day to Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the most recent Four-Quarter Period of the Issuer; in each case, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Net Secured Leverage” means at any date, (a) the aggregate principal amount of all Indebtedness described under clauses (1), (2) and (3) of the definition of “Indebtedness,” and to the extent related to Indebtedness of the types described in the preceding clauses, clause (6) of the definition of “Indebtedness,” of the Issuer and its Restricted Subsidiaries outstanding on such date pursuant to clauses (2), (3), (7), (9), (10), (13) or (14) of the definition of “Permitted Indebtedness” or Section 4.04(a), or, to the extent related to any of the foregoing, clause (12) of the definition of “Permitted Indebtedness,” that are secured by a Lien (other than Indebtedness under Receivables Facilities), minus (b) the aggregate amount of cash and Cash Equivalents included in the cash accounts that would be listed on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries as at such date, to the extent such cash and Cash Equivalents are not classified as “restricted” (unless so classified solely because of any provision in an agreement governing Indebtedness of the Issuer or its Restricted Subsidiaries).

“Consolidated Net Secured Leverage Ratio” means as of any date of determination, the ratio of Consolidated Net Secured Leverage on such day to Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the most recent Four-Quarter Period of the Issuer; in each case, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio”; provided that, (1) the pro forma calculation shall not give effect to any Liens incurred on the determination date (or any other subsequent date which would otherwise require pro forma effect be given to such incurrence) under one or more categories of Permitted Liens (other than pursuant to clause (2)(i) or (2)(iv) of such definition), and (2) for the avoidance of doubt, the foregoing provisions with respect to pro forma calculations shall apply to any classification or reclassification that occurs pursuant to the covenant in Section 4.14.

“Consolidated Net Total Leverage” means at any date, (a) aggregate principal amount of all Indebtedness described under clauses (1), (2), (3), 5(ii) and (9) of the definition of “Indebtedness” of the Issuer and its Restricted Subsidiaries outstanding on such date minus (b) the aggregate amount of cash and Cash Equivalents included in the cash accounts that would be listed on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries as at such date, to the extent such cash and Cash Equivalents are not classified as “restricted” (unless so classified solely because of any provision in an agreement governing Indebtedness of the Issuer or its Restricted Subsidiaries).

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Corporate Trust Office” means the principal office of the Trustee where it conducts its corporate trust administrative functions, which office is currently located at 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota, 55107, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer.

“Covenant Defeasance” has the meaning set forth in Section 8.02(c).

“Credit Agreements” means the credit agreements governing the Revolving Credit Facility and the Term Facility.

“Credit Facilities” means (i) each of the Credit Agreements, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Issuer to not be included in the definition of “Credit Facility”) and (ii) whether or not any of the Credit Facilities referred to in clause (i) remain outstanding, if designated by the Issuer to be included in the definition of “Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Definitive Security” has the meaning set forth in Appendix A.

“Depositary” has the meaning set forth in Appendix A.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate executed by the principal executive officer and the principal financial officer of the Issuer or such Restricted Subsidiary, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non‑Cash Consideration.

“Distribution Compliance Period” has the meaning set forth in Appendix A.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, in each case on or prior to the Final Maturity Date of the Securities; excluding any obligations under hedge or warrant agreements entered into in connection with a Permitted Convertible Notes Offering; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Issuer or a Subsidiary of the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Domestic Subsidiary” means any Restricted Subsidiary of the Issuer that is (i) not a Foreign Subsidiary, (ii) not a direct or indirect Subsidiary of a Foreign Subsidiary and (iii) not a Foreign Subsidiary Holding Company.

“Escrow Agreement” means the Escrow Agreement, dated as of August 4, 2016, by and among the Escrow Issuer, Citibank, N.A., as escrow agent, and U.S. Bank National Association, as trustee, as may be amended from time to time.

“Effective Date” means the time the Acquisition is consummated.

“Eligible Escrow Investments” means such customary short-term liquid investments in which the Escrowed Funds (as defined in the Escrow Agreement) may be invested in accordance with the Escrow Agreement.

“Elizabeth Arden” means Elizabeth Arden, Inc., a Florida corporation, and its Subsidiaries.

“Equity Offering” means any private or public offering of Qualified Capital Stock of (a) the Issuer or (b) any Parent Company, to the extent contributed to the Issuer as common equity capital or used to purchase Qualified Capital Stock from the Issuer.

“Escrow Issuer” has the meaning set forth in the preamble hereto.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, or any successor statute and, the rules and regulations promulgated by the SEC thereunder.

“Exchange Securities” has the meaning set forth in Appendix A.

“Existing Senior Notes” means Products Corporation’s 5.75% senior unsecured notes due 2021 under the Existing Senior Notes Indenture in an aggregate principal amount of $500.0 million, but not any additional notes issued under such indenture.

“Existing Senior Notes Indenture” means that certain indenture, dated February 8, 2013, by and among Products Corporation, certain subsidiary guarantors and U.S. Bank National Association, as trustee, as the same may be supplemented from time to time.

“fair market value” or “fair value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction.  Fair market value shall be determined by the Issuer acting reasonably and in good faith.

“Final Maturity Date” means August 1, 2024.

“Foreign Subsidiary” means (x) any Subsidiary of the Issuer which (i) is organized under the laws of any jurisdiction outside of the United States, (ii) is organized under the laws of Puerto Rico or the U.S. Virgin Islands, (iii) has substantially all its operations outside of the United States, or (iv) has substantially all its operations in Puerto Rico or the U.S. Virgin Islands, (y) any Subsidiary of a Foreign Subsidiary and (z) any foreign branch of a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Subsidiary of the Issuer which is organized under the laws of the United States of America or any State thereof or the District of Columbia, substantially all of the assets of which consist of the Capital Stock (or Capital Stock or Indebtedness) of one or more Foreign Subsidiaries.

“Four-Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Funding Subsidiary Guarantor” has the meaning set forth in Section 10.16.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (“U.S. GAAP”); provided, however, that (i) the Issuer may, upon not less than 60 days’ prior written notice to the Trustee, elect that GAAP shall mean IFRS, and the reports provided under “Additional Information” may contain financial statements prepared in accordance with IFRS, to the extent permitted by the rules and regulations of the Commission, rather than U.S. GAAP, (ii) notwithstanding the foregoing, if the Issuers so make such election, it may further elect, in its sole discretion, to continue to utilize U.S. GAAP for the purposes of making all calculations under this Indenture that are subject to GAAP, and the notice to the Trustee required upon the change to IFRS shall set forth whether or not the Issuer intends to continue to use U.S. GAAP for purposes of making all calculations under this Indenture so long as the Issuer provides a reconciliation, in reasonable detail (which reconciliation need not be audited), between such calculations made under IFRS and those made under U.S. GAAP, and (iii) any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with U.S. GAAP. In the event the Issuers elect to change to IFRS for purposes of making calculations under this Indenture, references in this Indenture to a standard or rule under U.S. GAAP shall be deemed to refer to the most nearly comparable standard or rule under IFRS.

“Global Securities Legend” has the meaning set forth in Appendix A.

“Guarantee” has the meaning set forth in Section 10.01.

“Hedge Agreement” means any agreement pursuant to which any Hedging Obligation is or was created.

“Hedging Obligation” means, with respect to any specified Person, the obligations of such Person under any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, entered into by the Issuer or any Restricted Subsidiary; provided, that no phantom stock, deferred compensation or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Parent, Products Corporation or any of its Subsidiaries shall be a Hedging Obligation.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of the election, if any, by the Issuer to change GAAP to mean IFRS; provided that, to the extent that calculations made under this Indenture are made under IFRS, IFRS shall not include any provision of such standards that would require a lease that would be classified as an operating lease under U.S. GAAP to be classified as indebtedness or a finance or capital lease (and provisions related to such classification).

“Immaterial Subsidiary” means, as of any date, any Domestic Subsidiary (other than a Domestic Subsidiary that guarantees obligations under the Credit Agreements) whose assets, as of the most recent date for which an internal balance sheet is available, are less than 5.0% of the Issuer’s Total Assets and whose Total Revenues for the most recent fiscal year for which internal financial statements are then available do not exceed 5.0% of the Issuer’s Total Revenues; provided that all Domestic Subsidiaries that do not Guarantee the Securities by virtue of being Immaterial Subsidiaries, in the aggregate, shall have total assets as of the end of the most recent fiscal year for which internal financial statements are then available not to exceed 5.0% of the Issuer’s Total Assets and Total Revenues as of the end of the most recent fiscal year for which internal financial statements are then available not to exceed 5.0% of the Issuer’s Total Revenues.

“Incur” or “incur” means, with respect to any Indebtedness, to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise with respect to, or otherwise become responsible for payment of such Indebtedness.

“Indebtedness” means with respect to any Person, without duplication,

(1)           the principal amount of all obligations of such Person for borrowed money;

(2)           the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all Capitalized Lease Obligations of such Person;

(4)           all obligations of such Person to pay the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding accounts payable and other current liabilities arising in the ordinary course of business);

(5)           all obligations of such Person for the reimbursement of any obligor on any (i) letter of credit or (ii) banker’s acceptance;

(6)           guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)           all Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured;

(8)           all obligations under Hedge Agreements of such Person; and

(9)           all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, (a) the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value will be determined reasonably and in good faith by the Issuer, and (b) accrual of interest or Preferred Stock dividends, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock and increases in the amount of Indebtedness solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (7) of this definition will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock or Preferred Stock for purposes of Section 4.04. The amount of Indebtedness of any Person at any date will be the amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above. Notwithstanding the foregoing, no Indebtedness shall result from the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity — Overall — Recognition” to any series of Preferred Stock other than Disqualified Capital Stock.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Initial Purchasers” has the meaning set forth in Appendix A.

“Initial Securities” has the meaning set forth in Appendix A.

“Interest Payment Date” means the stated due date of an installment of interest on the Securities.

“Interest Swap Obligations” means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person for value of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” shall exclude extensions of trade credit by the Issuer and its Subsidiaries on commercially reasonable terms. For the avoidance of doubt, no profit motive shall be required for any Investment. For the purposes of Section 4.03 and the definition of “Permitted Investments,”

(1)           “Investment” will include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, and

(2)           the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by the Issuer or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment.

“Investment Grade Securities” means:

(1)           securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents);

(2)           debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3)           investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)           corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.

“Investment Grade Status” shall occur when the Securities receive both of the following:

(1)           a rating of “BBB-” or higher from S&P; and

(2)           a rating of “Baa3” or higher from Moody’s;

or the equivalent of such rating by either such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Issue Date” means the original date of issuance of the Securities.

“Issuer” means the Escrow Issuer, at all times prior to the Effective Date and Products Corporation and its successors and assigns, at all times from and after the Effective Date, and any references to the “Issuer” shall not refer to any of such entity’s subsidiaries.

“Joint Venture” means any Person (other than a Subsidiary of the Issuer) engaged in a Related Business with respect to which at least 15% of such Person’s outstanding Capital Stock is owned directly or indirectly by the Issuer.

“Legal Defeasance” has the meaning set forth in Section 8.02(b).

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Mafco” means MacAndrews & Forbes Incorporated and its successors.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of June 16, 2016, by and among the Parent, the Issuer, RR Transaction Corp. and Elizabeth Arden, Inc., as may be amended from time to time.

“Moody’s” means Moody’s Investor Service, Inc. and its successors or, if at any time Moody’s no longer provides a rating for such obligations, another Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act or any successor thereto.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Issuer or any of its Restricted Subsidiaries from such Asset Sale, net of:

(a)           all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(b)           the amounts of

(x)           any repayments of debt secured, directly or indirectly, by Liens on the assets that are the subject of such Asset Sale, and

(y)           any repayments of debt associated with such assets that is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such debt, or by the terms of a consent granted thereunder, on the condition the proceeds (or portion thereof) of such disposition be applied to such debt), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of debt (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be);

(c)           any portion of cash proceeds which the Issuer determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Issuer or any of its Restricted Subsidiaries will constitute Net Cash Proceeds on such date;

(d)           all amounts deemed appropriate by the Issuer to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale;

(e)           all foreign, federal, state and local taxes payable (including taxes reasonably estimated to be payable and taking into account any tax sharing agreements) in connection with or as a result of such Asset Sale; and

(f)           with respect to Asset Sales by Restricted Subsidiaries of the Issuer, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

Notwithstanding the foregoing, Net Cash Proceeds will not include proceeds received in a foreign jurisdiction from an Asset Sale of an asset located outside the United States to the extent (and only to the extent):

(1)           such proceeds cannot under applicable law be transferred to the United States; or

(2)           such transfer would result (in the good faith determination of the Issuer) in an aggregate tax liability that would be materially greater than if such Asset Sale occurred in the United States;

provided that to the extent that any of such proceeds may lawfully be, in the case of clause (1), or are, in the case of clause (2), transferred to the United States, such proceeds (net of any costs associated with the repatriation of funds from the applicable foreign jurisdiction) will be deemed to be cash payments that are subject to the terms of this definition of Net Cash Proceeds.

“Net Proceeds Offer” has the meaning set forth in Section 4.16.

“Net Proceeds Offer Amount” has the meaning set forth in Section 4.16.

“Net Proceeds Offer Payment Date” has the meaning set forth in Section 4.16.

“Net Proceeds Offer Trigger Date” has the meaning set forth in Section 4.16.

“Obligations” means, with respect to any Indebtedness, all principal, interest, premiums, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness.

“Offering Memorandum” means the final offering memorandum relating to the Initial Securities, dated July 21, 2016.

“Officer” means, with respect to any Person, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Secretary or any Assistant Vice President or Assistant Secretary of such Person.

“Officers’ Certificate” of any Person means a certificate signed by any two Officers of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer (or a Parent Company or one of the Issuer’s Subsidiaries or the Trustee), which opinion may be subject to customary qualifications, exclusions and assumptions.

“Parent Company” means any direct or indirect parent of the Issuer.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or a Subsidiary Guarantor ranking pari passu in right of payment with the Securities or a guarantee of the Securities, as the case may be, that the obligor thereon is required to offer to repurchase or repay on a permanent basis in connection with an Asset Sale.

“Paying Agent” has the meaning set forth in Section 2.03.

“Payment Default” has the meaning set forth in Section 6.01(d).

“Permitted Affiliate” means any individual that is a director or officer of the Issuer, of a Parent Company, of a Restricted Subsidiary of the Issuer or of a Qualified Joint Venture; provided, however, that such individual is not also a director or officer of Mafco or any Person that controls Mafco.

“Permitted Convertible Notes Offering” means any offering by the Issuer or any of the Subsidiary Guarantors after the Issue Date of unsecured convertible notes or debentures (including by means of being a co-obligor or guarantor of convertible notes or debentures issued by Parent); provided that such notes or debentures or guarantees are permitted to be Incurred pursuant to Section 4.04.

“Permitted Indebtedness” means, without duplication,

(1)           (a) the Securities (other than Additional Securities) and the guarantees thereof and the Exchange Securities and guarantees thereof and (b) the Existing Senior Notes and guarantees thereof;

(2)           Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer (a) under any Credit Facility in an aggregate principal amount not to exceed the greater of (i) $450.0 million and (ii) the Borrowing Base, and (b) under any Credit Facility in an aggregate principal amount not to exceed the greater of (i) $1,800.0 million plus the greater of (x) $450.0 million and (y) 0.90 times Pro Forma EBITDA and (ii) an amount as would not cause the Indebtedness incurred pursuant to this clause (2) to exceed 3.50 times Pro Forma EBITDA;

(3)           Indebtedness (other than Indebtedness contemplated by clauses (1) and (2) of this definition) of the Issuer and its Subsidiaries outstanding on the Issue Date and of Elizabeth Arden outstanding on the Effective Date;

(4)           Indebtedness of the Issuer and its Restricted Subsidiaries pursuant to any Hedge Agreement;

(5)           Indebtedness of the Issuer or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Issuer or such Restricted Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid;

(6)           intercompany Indebtedness owed by the Issuer to any Restricted Subsidiary of the Issuer or by any Restricted Subsidiary of the Issuer to the Issuer or any other Restricted Subsidiary of the Issuer for so long as such Indebtedness is held by the Issuer or a Restricted Subsidiary of the Issuer, in each case, subject to no Lien held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; provided, however, that any such Indebtedness owed by the Issuer or a Subsidiary Guarantor to a Restricted Subsidiary that is not a Subsidiary Guarantor is expressly subordinated in right of payment to the Securities; and provided, further that if, as of any date any Person other than the Issuer or a Restricted Subsidiary of the Issuer owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date will be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness under this clause (6);

(7)           Indebtedness (i) of the Issuer or any Restricted Subsidiary of the Issuer incurred to finance an acquisition and (ii) Acquired Indebtedness; provided, however, that after giving effect to such acquisition and the incurrence of such Indebtedness, either:

(A)           the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.04(a); or

(B)           the Consolidated Fixed Charge Coverage Ratio of the Issuer would be greater than immediately prior to such acquisition;

(8)           (A) guarantees by Restricted Subsidiaries of the Issuer permitted by the covenant under Section 4.17 or guarantees by Restricted Subsidiaries of Indebtedness of other Restricted Subsidiaries to the extent that such Indebtedness is otherwise permitted under this Indenture and (B) guarantees by the Issuer of the Issuer’s Wholly Owned Restricted Subsidiaries’ Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture;

(9)           Indebtedness (including Capitalized Lease Obligations) of the Issuer or any Restricted Subsidiary of the Issuer to finance or reimburse the cost of the acquisition, development, construction, purchase, lease, repair, addition or improvement of property (real or personal), equipment or other assets used or useful in a Related Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (including Indebtedness Incurred to Refinance such Indebtedness), in an amount, measured on the date of Incurrence thereof which, when taken together with all other Indebtedness Incurred pursuant to this clause (9) and then outstanding and any Indebtedness Refinancing such Indebtedness , does not exceed the sum of (A) the greater of (x) 10% of the Issuer’s Total Assets at the time of such Incurrence and (y) 10% of the Issuer’s Total Assets as of the Effective Date, plus (B) $7.5 million, plus for each period of twelve consecutive months elapsed after December 31, 2009 an additional $7.5 million;

(10)           Indebtedness (other than Indebtedness described in clause (2) above), of the Issuer or any Restricted Subsidiary of the Issuer, including Refinancing Indebtedness Incurred with respect thereto, in respect of the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit for the account of the Issuer or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed the excess of (i) $200.0 million over (ii) the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit Incurred under a Credit Facility pursuant to clause (2) above;

(11)           (x) Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit or reimbursement-type obligations in respect of workers’ compensation claims, or other Indebtedness with respect to self-insurance obligations and bankers’ acceptances in the ordinary course of business; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence, and (y) Indebtedness of the Issuer or any of its Restricted Subsidiaries in respect of workers’ compensation claims, guarantees, warehouse receipts or similar facilities, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid, customs, government, VAT, duty, tariff, appeal and surety bonds, completion guarantees, and other obligations of a similar nature, in each case in the ordinary course of business;

(12)           any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness incurred in accordance with Section 4.04 (other than pursuant to clause (2), (6), (9), (10), (11), (13), (14), (15), (16), (17) or (23) of this definition), including any additional Indebtedness incurred to pay accrued interest, fees, underwriting discounts, premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof or premiums (including consent payments and early tender payments) paid in connection with a tender offer for such Indebtedness and other costs and expenses incurred in connection therewith (collectively, “Refinancing Indebtedness”) prior to or at its respective maturity; provided, however, that (i) any such event does not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except (A) as provided above in this definition or (B) otherwise permitted to be incurred under this Indenture) of the Issuer and its Restricted Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold and (ii) if the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was subordinated in right of payment to the Securities or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly subordinated in right of payment, to the Securities or the Guarantees, as the case may be, at least to the same extent as the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold;

(13)           additional Indebtedness of the Issuer or any Restricted Subsidiary (including Indebtedness Incurred to Refinance such Indebtedness) in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (13) and outstanding on the date of such Incurrence (which amount may, but need not, be incurred in whole or in part under the Credit Facilities), does not exceed the greater of $300.0 million and 9.0% of the Issuer’s Total Assets;

(14)           Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(15)           the guarantee of Indebtedness of Joint Ventures to the extent permitted by clause (6) of the definition of Permitted Investments in an aggregate principal amount which, when taken together with all other Indebtedness Incurred and outstanding on the date of such Incurrence pursuant to this clause (15) and any Indebtedness Incurred in respect of Indebtedness of Joint Ventures Refinancing such Indebtedness, does not exceed the greater of $150.0 million and 5.0% of the Issuer’s Total Assets;

(16)           the issuance by any of the Issuer’s Restricted Subsidiaries of shares of Preferred Stock to the Issuer or to any Wholly Owned Restricted Subsidiary of the Issuer; provided, however, that:

(a)           any subsequent issuance or transfer of Capital Stock that results in any such Preferred Stock being held by a Person other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer; and

(b)           any sale or other transfer of any such Preferred Stock to a Person that is not either the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (16);

(17)           Indebtedness of Foreign Subsidiaries (including Indebtedness Incurred to Refinance such Indebtedness) in an aggregate principal amount which, when taken together with all other Indebtedness Incurred and outstanding on the date of such Incurrence pursuant to this clause (17), does not exceed the greater of $250.0 million and 8.0% of the Issuer’s Total Assets;

(18)           Indebtedness in the form of earn-outs, indemnification, incentive, non-compete, consulting, deferred purchase price, purchase price adjustment or other similar arrangements and other contingent obligations in respect of acquisitions, dispositions or Permitted Investments (both before or after any liability associated therewith becomes fixed), including any such obligations which may exist on the Issue Date as a result of acquisitions consummated prior to the Issue Date, arising from agreements providing for indemnification related to sales, leases or other dispositions of goods or adjustment of purchase price of similar obligations in any case incurred in connection with the acquisition or disposition of any business, assets or Subsidiary of the Issuer;

(19)           Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries consisting of the financing of insurance premiums and, to the extent constituting Indebtedness, pension and retirement liabilities;

(20)           Indebtedness (i) owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries and (ii) in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management services entered into in the ordinary course of business;

(21)           Indebtedness (i) representing deferred compensation or stock-based compensation to employees, officers or directors of the Issuer or any Restricted Subsidiary of the Issuer incurred in the ordinary course of business and (ii) consisting of obligations of the Issuer or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred in connection with any Permitted Investment;

(22)           Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary of the Issuer or joint venture in the ordinary course of business and (ii) Indebtedness of the Issuer or any of its Restricted Subsidiaries of the Issuer to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including in respect of intercompany self-insurance arrangements);

(23)           Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor (including Subordinated Indebtedness Incurred to Refinance such Subordinated Indebtedness), in an aggregate principal amount which, when taken together with all other Indebtedness Incurred and outstanding on such date of Incurrence pursuant to this clause (23), does not exceed $200.0 million at any one time outstanding;

(24)           Qualified Affiliate Debt; and

(25)           Indebtedness in an aggregate principal amount outstanding at any time not to exceed 100% of the net cash proceeds received by the Issuer after the Issue Date from the issue or sale of Capital Stock of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Redeemable Stock or sales of Capital Stock to the Issuer or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied to make Permitted Payments or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (2) of the definition thereof).

Additionally, in the case of clauses (2), (9), (10), (13), (15), (17), (23), (24) and (25) of this definition, the aggregate amount of Indebtedness permitted to be incurred under such clause shall be increased by the amount of accrued interest, fees, underwriting discounts, premiums (including consent payments and early tender payments) and other costs and expenses Refinanced, paid or incurred in connection with any Refinancing of Indebtedness incurred under such clause.  To the extent any of the foregoing clauses permit the incurrence of Indebtedness by a Restricted Subsidiary, such Restricted Subsidiary may instead incur an equivalent amount of Preferred Stock, even if such Preferred Stock does not constitute Indebtedness.

“Permitted Investments” means:

(1)           Investments by the Issuer or any Restricted Subsidiary of the Issuer in, or for the benefit of, any Restricted Subsidiary of the Issuer (whether existing on the Issue Date or created thereafter and including Investments in any Person, if after giving effect to such Investment, such Person would be a Restricted Subsidiary of the Issuer or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer) and Investments in, or for the benefit of, the Issuer by any Restricted Subsidiary of the Issuer;

(2)           Investments in cash or Cash Equivalents;

(3)           Investments existing on, or pursuant to legally binding written commitments in existence on, the Effective Date and, in each case, any extensions or renewals thereof, so long as the amount of any Investment made pursuant to this clause (3) is not increased (other than pursuant to such legally binding commitments);

(4)           Investments received in settlement, compromise, resolution or enforcement of (i) obligations of trade creditors or customers incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (ii) debts created in the ordinary course of business and owing to the Issuer or a Restricted Subsidiary or (iii) foreclosure proceedings, litigation, arbitration or other disputes with Persons, and in each of cases (i), (ii) and (iii), extensions, modifications and amendments thereof;

(5)           so long as no Default or Event of Default has occurred and is continuing, loans and advances in the ordinary course of business by the Issuer and its Restricted Subsidiaries to their respective officers, directors, consultants and employees in an aggregate amount (excluding (for purposes of such cap) tuition advances, travel and entertainment expenses, but including relocation expenses) not to exceed $15.0 million at any one time outstanding;

(6)           additional Investments in a Person or Persons principally engaged in a Related Business in an aggregate amount which, when taken together with all other Investments made pursuant to this clause (6) and outstanding on the date of such Investment, net of any return of or on capital, does not exceed the greater of $250.0 million and 8.0% of the Issuer’s Total Assets;

(7)           Investments received by the Issuer or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided, however, in the case of an Asset Sale, such Asset Sale is effected in compliance with Section 4.16;

(8)           Investments of the Issuer or any of its Restricted Subsidiaries under any Hedge Agreement;

(9)           guarantees by the Issuer or any of its Restricted Subsidiaries of Indebtedness, which guarantees are otherwise permitted to be incurred by the Issuer or such Restricted Subsidiary under this Indenture;

(10)           any Investments received in exchange for the issuance of Qualified Capital Stock of the Issuer or any warrants, rights or options to purchase or acquire shares of any such Qualified Capital Stock;

(11)           payroll, travel, moving and similar loans and advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(12)           any Investment by the Issuer or any Restricted Subsidiary in a Joint Venture or Unrestricted Subsidiary in an aggregate amount which, when taken together with all other Investments made pursuant to this clause (12) and outstanding on the date of such Investment, net of any return of or on capital, does not exceed the greater of $100.0 million and 3.0% of the Issuer’s Total Assets;

(13)           Investments acquired after the Issue Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by the provisions described under Section 5.01 to the extent that such Investments (or binding commitments to make such Investments) were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(14)           Investments in respect of pre-paid incentives to customers (which pre-paid incentive payments may also be recorded as “upfront contract acquisition costs”);

(15)           any Investments in receivables owing to the Issuer or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or such Restricted Subsidiary deems reasonable under the circumstances;

(16)           (i) loans and advances made to distributors, customers, vendors and suppliers in the ordinary course of business or in accordance with market practices, (ii) purchases and acquisition of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments and (iii) Investments among the Issuer and its Restricted Subsidiaries in connection with the sale of inventory and parts in the ordinary course of business;

(17)           any Investment in any Subsidiary in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(18)           Investments in prepaid expenses, negotiable instruments held for collection and lease and utility and worker’s compensation deposits provided to third parties in the ordinary course of business;

(19)           Investments consisting of (i) the licensing, sublicensing, cross-licensing, pooling or contribution of, or similar arrangements with respect to, intellectual property and (ii) the transfer or licensing of non-U.S. intellectual property to a Foreign Subsidiary;

(20)           any Investment permitted under the Merger Agreement to be made by Elizabeth Arden prior to the Effective Date in an aggregate amount not to exceed $25.0 million;

(21)           other Investments in an aggregate amount, which, when taken together with all other Investments made pursuant to this clause (21) and outstanding on the date of such Investment, net of any return of or on capital, not to exceed the greater of (i) $300.0 million and (ii) 9.0% of the Issuer’s Total Assets; and

(22)           Investments relating to a Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such Investments are necessary or advisable (in the good faith determination of the Issuer) to effect such Receivables Facility.

“Permitted Investors” means (i) the Sponsor and any Affiliates of any Person included in the definition of “Sponsor”, (ii) the members of management of any Parent Company, the Issuer or any of the Issuer’s Subsidiaries that has ownership interests in the Parent or any other Parent Company as of the Issue Date, (iii) the directors of the Issuer or any of its Subsidiaries or the Parent or any other Parent Company as of the Issue Date and (iv) the members of any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any Person described in clause (i), (ii) or (iii) of this definition is a member, provided that, in the case of such group and without giving effect to the existence of such group or any other group, Persons who are either Persons described in clause (i), (ii) or (iii) of this definition have aggregate beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer, Parent or any other Parent Company. Any Person or group whose acquisition of beneficial ownership or assets constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with “— Change of Control” will thereafter, together with its Affiliates, constitute an additional Permitted Investor pursuant to clause (i) above.

“Permitted Liens” means:

(1)           Liens securing Indebtedness consisting of Capitalized Lease Obligations;

(2)           Liens on any assets of the Issuer or any Restricted Subsidiary of the Issuer securing Obligations in respect of (i) any Indebtedness originally Incurred under clause (2) or (10) the definition of “Permitted Indebtedness,” (ii) any Indebtedness originally Incurred under clause (13) of the definition of “Permitted Indebtedness,” (iii) any Indebtedness originally Incurred under clause (17) of the definition of “Permitted Indebtedness,” and (iv) any other Indebtedness originally Incurred under Section 4.04(a) if at the time of Incurrence of such Indebtedness under this clause (iv), the Consolidated Net Secured Leverage Ratio would be no greater than 4.25 to 1.00;

(3)           (a) Liens to secure the payment of all or a part of the cost or purchase price (or financing or reimbursement thereof) of, or Capitalized Lease Obligations with respect to, assets (including Capital Stock) or property (real or personal) or business acquired, developed, constructed purchased, leased, repaired, added or improved (and related Obligations); provided, however, that (i) the Indebtedness secured by such Liens shall have otherwise been permitted to be Incurred under this Indenture, (ii) such Liens shall not encumber any assets or property of the Issuer or any of its Restricted Subsidiaries other than the assets or property (including Capital Stock and any assets or property owned by the issuer of such Capital Stock) leased, in the case of a Capitalized Lease Obligation, or the acquisition, development, construction, purchase, lease, repair, addition or improvement cost of which is financed or reimbursed by such Indebtedness, or which secure any such Indebtedness and related Obligations that are assumed in connection therewith, (and improvements and accessions thereto or thereon, proceeds and products therefrom and attachments and other modifications thereto), and (b) Liens on property (and improvements and accessions thereto or thereon, proceeds and products therefrom and attachments and other modifications thereto) existing at the time of acquisition thereof by the Issuer or a Restricted Subsidiary (including by way of merger or consolidation or share purchase), provided that such Liens were in existence prior to the contemplation of such acquisition;

(4)           Liens at any time outstanding with respect to assets of the Issuer and its Restricted Subsidiaries, the fair market value of which at the time the Lien was imposed does not exceed (a) the greater of (i) $75.0 million and (ii) 2.0% of the Issuer’s Total Assets;

(5)           Liens securing Indebtedness incurred pursuant to clauses (11), (15) (provided that such Lien will not extend to any assets other than the assets of such Joint Venture (or the equity interests of the Joint Venture held by the Issuer or its Restricted Subsidiaries) for which such guarantee of Indebtedness is provided), (19) (provided that such Liens do not encumber any property other than cash paid to any such insurance company in respect of such insurance) and (21) of the definition of Permitted Indebtedness, and, in each case, related Obligations;

(6)           Liens created to replace Liens described in clause (2)(iv) or (3) above or clause (7) below to the extent that such Liens do not extend beyond the originally encumbered property (other than improvements and accessions thereto or thereon, proceeds and products therefrom and attachments and other modifications thereto); provided that any Liens created to replace the Liens described in clause (2)(iv) shall be deemed to be incurred pursuant to such clause 2(iv);

(7)           Liens on the Capital Stock of any Restricted Subsidiary that is not a Subsidiary Guarantor to secure Indebtedness of such Restricted Subsidiary;

(8)           Liens in favor of the Trustee for amounts payable to the Trustee under this Indenture;

(9)           with respect to the Issuer and its Restricted Subsidiaries, Liens existing on the Issue Date and, with respect to Elizabeth Arden, Liens existing on the Effective Date (in each case, other than Liens to secure Indebtedness or other Obligations under the Credit Agreements pursuant to clause (2) of this definition of “Permitted Liens”);

(10)           (i) Liens in favor of a trustee with respect to assets in any pension, retirement, deferred compensation, 401(k) or other benefit plan of the Issuer or any Restricted Subsidiary; (ii) pledges, deposits or statutory trusts in connection with workers’ compensation, unemployment insurance and other social security legislation; and (iii) Liens incurred in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to any Parent Company, the Issuer or any of its Restricted Subsidiaries in respect of such obligations;

(11)           [Reserved];

(12)           landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(13)           deposits and other Liens to secure the performance of bids, government, trade and other similar contracts (other than for borrowed money), leases, subleases, statutory or regulatory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(14)           encumbrances shown as exceptions in the title insurance policies insuring mortgages, easements, zoning restrictions, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(15)           Liens arising from judgments in circumstances not constituting an Event of Default under Section 6.01(e);

(16)           Liens securing Indebtedness or other Obligations of the Issuer or any of its Restricted Subsidiaries in favor of the Issuer or any of its Restricted Subsidiaries;

(17)           receipt of progress payments and advances from customers in the ordinary course of business to the extent same creates a Lien on the related inventory and proceeds thereof;

(18)           Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

(19)           Liens arising out of consignment or similar arrangements for the sale by the Issuer and its Restricted Subsidiaries of goods through third parties in the ordinary course of business or otherwise consistent with past practice;

(20)           Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with an Investment permitted under the definition of “Permitted Investments”;

(21)           Liens deemed to exist in connection with Investments permitted by clause (2) of the definition of “Permitted Investments” that constitute repurchase obligations;

(22)           Liens upon specific items of inventory or other goods and proceeds of the Issuer or any of its Restricted Subsidiaries arising in the ordinary course of business securing such Person’s obligations in respect of bankers’ acceptances and letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(23)           Liens on (i) cash deposits securing any Hedge Agreements permitted hereunder in an aggregate amount not to exceed $10.0 million at any time outstanding or (ii) Hedging Agreements of Products Corporation and its Subsidiaries entered into in the ordinary course of business for the purpose of providing foreign exchange for their respective operating requirements or of hedging interest rate or currency exposure, in each case for clauses (i) and (ii), not entered into for speculative purposes;

(24)           any interest or title of a lessor under any leases or subleases entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and any financing statement filed in connection with any such lease;

(25)           Liens on cash and Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited hereunder;

(26)           (i) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business, (ii) other Liens securing cash management obligations in the ordinary course of business and (iii) Liens encumbering reasonable and customary initial deposits and margin deposits in respect of, and similar Liens attaching to, commodity trading accounts and other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27)           Liens arising solely by virtue of any statutory or common law provisions relating to bankers’ liens, rights of set-off or similar rights;

(28)           Liens on Capital Stock in joint ventures securing obligations of such joint venture;

(29)           licenses, sublicenses, cross-licensing or pooling of, or similar arrangements with respect to, intellectual property granted by the Issuer or any of its Restricted Subsidiaries which do not interfere in any material respect with the ordinary conduct of the business of the Issuer or such Restricted Subsidiary;

(30)           Liens arising from precautionary Uniform Commercial Code financing statement filings (or other similar filings in non-U.S. jurisdictions) regarding leases, subleases, licenses or consignments, in each case, entered into by the Issuer or any of its Restricted Subsidiaries;

(31)           zoning or similar laws or rights reserved to or vested in any governmental authority to control or regulate the use of any real property;

(32)           Liens to secure Obligations under the Securities and related Guarantees;

(33)           Liens to secure all premiums (if any), interest (including post- petition interest), fees, expenses, charges, accretion or amortization of original issue discount, accretion of interest paid in kind and additional or contingent interest on obligations subject to a Lien pursuant to the foregoing clauses of this definition;

(34)           Liens on accounts receivable, payment intangibles and related assets incurred in connection with a Receivables Facility and limited recourse Liens on the Capital Stock of any Receivables Subsidiary;

(35)           any Liens arising by reason of (i) taxes, assessments or other governmental charges or claims not delinquent or which are being contested in good faith, for which adequate reserves (as determined by the Issuer) have been established to the extent required by GAAP, (ii) security for the performance of tenders, contracts (other than contracts for the payment of borrowed money) or leases in the ordinary course of business, (iii) from financing statement filings under the Uniform Commercial Code or similar state laws regarding operating leases entered into by the Issuer and its Subsidiaries in the ordinary course of business, and/or (iv) security for rent payments;

(36)           Liens in favor of the United States of America for amounts paid by the Issuer or any of its Subsidiaries as progress payments under government contracts entered into by them;

(37)           other Liens incidental to the conduct of the business of the Issuer and its Subsidiaries or the ownership of any of their assets not incurred in connection with Indebtedness, which Liens do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Issuer or any of its Subsidiaries;

(38)           Liens granted in favor of issuers of documentary or trade letters of credit for the account of the Issuer or a Subsidiary of the Issuer or bankers’ acceptances, which Liens secure the reimbursement obligations of the Issuer or such Subsidiary on account of such letters of credit or bankers’ acceptances; provided that each such Lien is limited to (i) the assets acquired or shipped with the support of such letter of credit or bankers’ acceptances and (ii) any assets of the Issuer or such Subsidiary which are in the care, custody or control of such issuer;

(39)           Liens on (i) the net proceeds of the Incurrence of Indebtedness to secure any redemption, repurchase or defeasance obligations in respect of such Indebtedness or any other Indebtedness (and related obligations) being Refinanced with the proceeds of such Indebtedness and (ii) any additional cash to secure such redemption, repurchase or defeasance obligations in an amount which, when added to such net proceeds, is necessary to effect such redemption, repurchase or defeasance;

(40)           deposits in the ordinary course of business to secure liability to insurance carriers;

(41)           Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to securities accounts, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(42)           Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(43)           Liens deemed to exist in connection with Investments in repurchase agreements permitted by the covenant under Section 4.04; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement; and

(44)           Liens securing secured Cash Management Obligations.

“Permitted Transactions” means (i) any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) between the Issuer or any Restricted Subsidiary of the Issuer, on the one hand, and any Affiliate of the Issuer, on the other hand, existing on, or pursuant to an agreement in effect on, the Effective Date and any amendment thereto or replacement thereof (so long as any such amendment or replacement is not materially more disadvantageous to the holders of the Securities when taken as a whole as compared to the applicable agreement as in effect on the Effective Date as reasonably determined in good faith by the Issuer) and (ii) any Tax Sharing Agreements.

“Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants, (b) the estate of Ronald O. Perelman and (c) any other trust or other legal entity the primary beneficiary of which is such Person and/or such Person’s immediate family, including his or her spouse, ex-spouse, children, step-children or their respective lineal descendants.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“principal” of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

“Prior Tax Sharing Agreement” means the Tax Sharing Agreement entered into as of June 24, 1992, as amended and restated as of the Effective Date, by and among Products Corporation and certain of its Subsidiaries, Parent and MacAndrews & Forbes Incorporated (f/k/a MacAndrews & Forbes Holdings Inc.).

“Pro Forma EBITDA” means Consolidated EBITDA of the Issuer and its Restricted Subsidiaries during the most recent Four-Quarter Period of the Issuer ending on or prior to the date of the incurrence of the relevant Indebtedness, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Pro Rata Amount” has the meaning set forth in Section 4.16.

“Productive Assets” means assets of a kind used or usable in the businesses of the Issuer and its Restricted Subsidiaries as conducted on the date of the relevant Asset Sale or any Related Business (including Capital Stock in any such businesses or Related Business and licenses or similar rights to operate); provided, further, that accounts receivable acquired as part of an acquisition of assets of a kind used or usable in such businesses will be deemed to be Productive Assets.

“Products Corporation” means Revlon Consumer Products Corporation, a Delaware corporation, and its successors and assigns.

“Purchase Agreement” has the meaning set forth in Appendix A.

“QIB” has the meaning set forth in Appendix A.

“Qualified Affiliate Debt” means unsecured Indebtedness that is subordinated in right of payment to the Securities and is owed by the Issuer or a Restricted Subsidiary to a Parent Company or an Affiliate of a Parent Company in an aggregate principal amount at any time outstanding not to exceed $75.0 million.

“Qualified Capital Stock” means any stock that is not Disqualified Capital Stock.

“Qualified Joint Venture” means a Person (other than a Restricted Subsidiary of the Issuer) controlled (as defined in the definition of an “Affiliate”) by the Issuer, in which no Affiliate of the Issuer (other than (x) a Wholly Owned Restricted Subsidiary of the Issuer, (y) a Permitted Affiliate and (z) another Qualified Joint Venture) has an Investment.

“Rating Agencies” means Moody’s and S&P.

“Receivables Facility” means one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the Indebtedness of which is non-recourse (except for representations, warranties, covenants and indemnities made in connection with such facilities that the Issuer has determined in good faith to be customary in financings similar to a Receivables Facility, including those relating to servicing of the assets of a Receivables Subsidiary and those relating to any obligation of the Issuer or any Restricted Subsidiary of the Issuer to repurchase the assets it sold thereunder as a result of a breach of a representation, warranty or covenant or otherwise) to the Issuer and its Restricted Subsidiaries pursuant to which the Issuer or any Restricted Subsidiary sells or transfers its accounts receivable, payment intangibles and related assets to either (x) a Person that is not a Restricted Subsidiary of the Issuer or (y) a Receivables Subsidiary that in turn sells or transfers its accounts receivable, payment intangibles and related assets to a Person that is not a Restricted Subsidiary of the Issuer.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary of the Issuer in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Facilities and any Subsidiary of another Receivables Subsidiary.

“Record Date” means the applicable Record Date (whether or not a Business Day) specified in the Securities.

“Redeemable Stock” means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the date that is 91 days after the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time on or prior to the date that is 91 days after the Stated Maturity of the Securities; provided, however, that only the portion of the Capital Stock which so matures or is so mandatorily redeemable or is so redeemable at the option of the holder thereof prior to such date, shall be deemed to be Redeemable Stock; provided, further, however, that any Capital Stock that would constitute Redeemable Stock solely because the holders thereof have the right to require the Issuer or a Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially similar manner to the corresponding definitions in this Indenture) shall not constitute Redeemable Stock if the terms of such Capital Stock provide that the Issuer and its Restricted Subsidiaries may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) pursuant to such provision prior to compliance by the Issuer with Section 4.15 and Section 4.16 and such repurchase or redemption complies with Section 4.03.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease, discharge or retire, or to issue Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Registered Exchange Offer” has the meaning set forth in Appendix A.

“Registrar” has the meaning set forth in Section 2.03.

“Registration Rights Agreement” has the meaning set forth in Appendix A.

“Regulation S” has the meaning set forth in Appendix A.

“Regulation S Securities” has the meaning set forth in Appendix A.

“Related Business” means (i) the businesses of the Issuer and its Restricted Subsidiaries or Elizabeth Arden, in each case, as conducted on the Issue Date and (ii) any business that is a natural outgrowth or a reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the corporate trust department at the Corporate Trust Office of the Trustee (or any successor group of the Trustee) including any director, associate, vice president, having direct responsibility for the administration of this Indenture or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning set forth in Section 4.03.

“Restricted Securities Legend” has the meaning set forth in Appendix A.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person that at the time of determination is not an Unrestricted Subsidiary.

“Reversion Date” has the meaning set forth in Section 4.18(b).

“Revolving Credit Facility” means the Asset-Based Revolving Credit Agreement, by and among the Issuer, certain local borrowing subsidiaries, the Parent, the Subsidiary Guarantors, Citibank, N.A., as administrative agent, collateral agent, issuing lender and swingline lender, and the other lenders party thereto, to be entered into on the Effective Date, including all related notes, collateral and other documents and guarantees.

“Rule 144A” has the meaning set forth in Appendix A.

“Rule 144A Securities” has the meaning set forth in Appendix A.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, and its successors or, if at any time S&P no longer provides a rating for such obligations, another Nationally Recognized Statistical Rating Organization.

“SEC” has the meaning set forth in Appendix A.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities” has the meaning set forth in the preamble hereto.

“Securities Act” has the meaning set forth in Appendix A.

“Securities Custodian” has the meaning set forth in Appendix A.

“Senior Facilities” means the Term Facility and the Revolving Credit Facility.

“Senior Indebtedness” means any Indebtedness of the Issuer or any Subsidiary Guarantor other than the Subordinated Indebtedness.

“Shelf Registration Statement” has the meaning set forth in Appendix A.

“Significant Subsidiary” shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

“Sponsor” means (a) Mafco, (b) each of Mafco’s direct and indirect Subsidiaries and Affiliates, (c) Ronald O. Perelman, (d) any of the directors or executive officers of Mafco or (e) any of their respective Permitted Transferees.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

For purposes of this definition, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Issuer or any Parent Company, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a final maturity date of such convertible debt securities.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Subsidiary Guarantor that is subordinated in right of payment to the Securities or the Guarantees, respectively.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Issuer that Guarantees the Obligations of the Issuer under this Indenture and the Securities pursuant to Article 10.

“Surviving Entity” has the meaning set forth in Section 5.01.

“Suspended Covenant” has the meaning set forth in Section 4.18(a).

“Suspension Period” has the meaning set forth in Section 4.18(b).

“Tax Sharing Agreements” means (i) the Company Tax Sharing Agreement, (ii) the Prior Tax Sharing Agreement, (iii) any other tax allocation agreement between the Company or any of its Subsidiaries with any direct or indirect shareholder of the Company with respect to consolidated or combined tax returns including the Company or any of its Subsidiaries but only to the extent that amounts payable from time to time by the Company or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Company or such Subsidiary would have been required to make to any relevant taxing authority had the Company or such Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only the Company or its Subsidiaries (provided that any such agreement may provide that, if the Company or any such Subsidiary ceases to be a member of the affiliated group of corporations of which MacAndrews & Forbes Holdings or any other Person is the common parent for purposes of filing a consolidated Federal income tax return (such cessation, a “Deconsolidation Event”), then the Company or such Subsidiary shall indemnify such direct or indirect shareholder with respect to any Federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to the Company, such Subsidiary or any predecessor business thereof (computed as if the Company, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of the Company or such Subsidiary with respect to any such period) and (iv) any amendment or replacement to any of the foregoing in clause (i), (ii) or (iii) (so long as any such amendment or replacement is not materially more disadvantageous to the holders of the Notes when taken as a whole as compared to the applicable agreement as in effect on the Issue Date as reasonably determined in good faith by the Company).

“Tax Payments” means payments pursuant to any Tax Sharing Agreement.

“Term Facility” means the Term Credit Agreement, by and among the Issuer, the Parent, the Subsidiary Guarantors, Citibank N.A., as administrative agent and collateral agent, and the other lenders party thereto, to be entered into on the Effective Date, including all related notes, collateral and other documents and guarantees.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, or as the TIA may otherwise be amended from time to time.

“Total Assets” means for any Person, as of any determination date, the total consolidated assets of such Person and its Restricted Subsidiaries, as calculated in accordance with GAAP, as of the most recent date for which internal financial statements are then available, and giving pro forma effect (determined in the same manner as provided for in the definition of Consolidated Fixed Charge Coverage Ratio) to transactions that would change the amount of Total Assets.

“Total Revenues” means for any Person, as of any determination date, the total consolidated revenues of such Person and its Restricted Subsidiaries, as calculated in accordance with GAAP, as of the most recent date for which internal financial statements are then available, and giving pro forma effect (determined in the same manner as provided for in the definition of Consolidated Fixed Charge Coverage Ratio) to transactions that would change the amount of Total Revenues.

“Transaction Date” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Transactions” has the meaning given to it under the heading “Summary—The Transactions” in the Offering Memorandum.

“Transfer Restricted Securities” has the meaning set forth in Appendix A.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of the earlier of (a) such Redemption Date or (b) the date on which such Securities are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to the First Call Date; provided, however, that if the period from the Redemption Date to the First Call Date, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Issuer.

“Unrestricted Subsidiary” of any Person means

(1)           any Subsidiary of such Person that at the time of determination is or continues to be designated an Unrestricted Subsidiary by such Person in the manner provided below; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that

(x)           the Issuer certifies to the Trustee that such designation complies with Section 4.03; and

(y)           each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the applicable lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries, except to the extent permitted by Section 4.03 and Section 4.04.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation will be evidenced to the Trustee by promptly filing with the Trustee an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person (other than directors’ qualifying shares).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)           the sum of the total of the products obtained by multiplying:

(1)           the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof; by

(2)           the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment; by

(b)           the then outstanding aggregate principal amount of such Indebtedness.

For purposes of this definition, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Issuer or any Parent Company, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a final maturity date of such convertible debt securities.

“Wholly Owned Domestic Restricted Subsidiary” of any Person means any Wholly Owned Restricted Subsidiary of such Person that is also a Domestic Subsidiary.

“Wholly Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding Voting Stock are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

SECTION 1.02.     Incorporation by Reference of TIA.  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and each Subsidiary Guarantor of the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by the TIA, by reference to another statute and/or defined by SEC rule and, in each case, not otherwise defined herein shall have the meanings assigned to them therein.

SECTION 1.03.     Rules of Construction.  Unless the context otherwise requires:

(1)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2)           unless otherwise indicated, references to “Sections” refer to the applicable sections of this Indenture;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and words in the plural include the singular;

(5)           provisions apply to successive events and transactions;

(6)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(7)           unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness solely because it is unsecured;

(8)           Secured Indebtedness shall not be deemed to be subordinate or junior in right of payment to any other Secured Indebtedness solely because such Secured Indebtedness is secured by Liens ranking junior in priority to those Liens securing such other Secured Indebtedness with respect to the same collateral;

(9)           all references to the date the Securities were originally issued shall refer to the Issue Date;

(10)         references to laws, statutes, rules, regulations or forms shall be references to the successors thereto; provided that, for the avoidance of doubt, any accounting terms, guidance or rules shall be references to such accounting terms, guidance or rules under GAAP; and

(11)         any subsequent restatement of financial statements shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Indenture.

ARTICLE 2

The Securities

SECTION 2.01.     Form and Dating.  Provisions relating to the Initial Securities and the Exchange Securities are set forth in Appendix A hereto, which is hereby incorporated in, and expressly made part of, this Indenture.  The Initial Securities and the Trustee’s certificate of authentication thereof shall be substantially in the form of Exhibit 1 to Appendix A hereto, which is hereby incorporated in, and expressly made a part of, this Indenture.  The Exchange Securities and the Trustee’s certificate of authentication thereof shall be substantially in the form of Exhibit 2 to Appendix A hereto, which is hereby incorporated in and expressly made a part of, this Indenture.  The Securities may have notations, legends or endorsements required by law, rules and regulations, stock exchange rule or usage.  The Issuer and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them.  Each Security shall be dated the date of its authentication and shall show the date of its issuance.  The terms of the Securities set forth in Appendix A and the exhibits thereto are part of the terms of this Indenture.

SECTION 2.02.     Execution and Authentication.  An Officer shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that or any office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Other than the Securities for original issue authenticated and delivered under this Indenture on the Issue Date in the aggregate principal amount of $450,000,000, at any time and from time to time thereafter, the Trustee shall authenticate Securities for original issue in an aggregate principal amount specified in a written order of the Issuer in the form of an Officers’ Certificate.  The Officers’ Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.15 after the Issue Date, shall certify that such issuance is in compliance with Section 4.04.  Upon receipt of a written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Issuer.  The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Securities.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

The Securities shall be issuable only in registered form without coupons in minimum denominations of $2,000 and any greater integral multiple of $1,000.

On the Acquisition Date, the Issuer and the Trustee will enter into a supplemental indenture substantially in the form of Annex A.

SECTION 2.03.     Registrar and Paying Agent.  The Issuer shall maintain an office or agency in the Borough of Manhattan, the City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) Securities may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands in respect of the Securities and this Indenture may be served.  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Issuer, upon written notice to the Trustee, may have one or more additional Paying Agents.  The term “Paying Agent” includes any additional Paying Agent.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.  The Issuer shall notify the Trustee in writing of the name and address of any such Agent.  If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.  The Issuer or any Subsidiary of the Issuer incorporated or organized within the United States of America may act as Agent.

The Issuer initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Securities, until such time as the Trustee has resigned or a successor has been appointed.  The Paying Agent or Registrar may resign upon 45 days’ notice to the Issuer.

SECTION 2.04.     Paying Agent to Hold Assets in Trust.  The Issuer shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Issuer or any other obligor on the Securities), and shall notify the Trustee in writing of any Default by the Issuer (or any other obligor on the Securities) in making any such payment.  If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money and hold it in a separate trust.  The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.     Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and otherwise comply with TIA §312(a).  If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee by each Record Date and at such other times as the Trustee may reasonably request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list (subject to Section 7.01 hereof) may be conclusively relied upon by the Trustee.

SECTION 2.06.     Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer.  When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture (including Appendix A hereto) and Section 8-401(1) of the Uniform Commercial Code are met.  When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. The Registrar need not register the transfer of or exchange any Securities or portions thereof (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption, except the unredeemed portion of any Security being redeemed in part.

SECTION 2.07.     Replacement Securities.  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s and Issuer’s requirements are met.  Such Holder shall provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Subsidiary Guarantors, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced.  The Issuer may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.  Every replacement Security shall constitute an additional obligation of the Issuer and every replacement Guarantee shall constitute an additional obligation of the Subsidiary Guarantors.

SECTION 2.08.     Outstanding Securities.  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  Subject to Section 2.09, a Security does not cease to be outstanding because the Issuer or any of its Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.  A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Final Maturity Date the Paying Agent holds (or, if the Issuer or a Subsidiary of the Issuer acts as Paying Agent, segregates and holds in trust) in accordance with the terms of this Indenture U.S. Legal Tender sufficient to pay all of the principal and interest due on the Securities payable on that date, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.     Treasury Securities.  In determining whether the holders of the required principal amount of Securities have concurred in any such direction or consent, Securities owned by any obligor upon the Securities, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any such obligor, shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee has received written notice are so owned shall be disregarded.

The Trustee may require an Officers’ Certificate of the Issuer listing Securities owned by the Issuer or its Affiliates.

SECTION 2.10.     Temporary Securities.  Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Issuer in the form of an Officers’ Certificate.  The Officers’ Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate, upon receipt of a written order of the Issuer pursuant to Section 2.02, definitive Securities in exchange for temporary Securities.

SECTION 2.11.     Cancellation.  The Issuer at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and dispose of all Securities surrendered for transfer, exchange, payment or cancellation, in accordance with its customary practices.  Subject to Section 2.07, the Issuer may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.  If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.     Defaulted Interest.  The Issuer will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Securities.  The Issuer shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Securities.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If the Issuer defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest.  At least 10 days before the subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee (or cause the Trustee to mail) a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular Record Date for the Interest Payment Date for which interest has not been paid.

Notwithstanding the foregoing, the Issuer may make payment of defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed.

SECTION 2.13.     CUSIP Number.  The Issuer in issuing the Securities may use one or more “CUSIP” numbers; provided, that Additional Securities that are not fungible with the Securities for U.S. federal income tax purposes shall not be issued under the same CUSIP number as the Securities. The Trustee shall use the applicable CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.  The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP number.

SECTION 2.14.     Deposit of Moneys.  Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Final Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Final Maturity Date, as the case may be.

SECTION 2.15.     Issuance of Additional Securities.  After the Issue Date, the Issuer shall be entitled, subject to its compliance with Section 4.04, to issue Additional Securities under this Indenture in an unlimited aggregate principal amount, other than with respect to the date of issuance and issue price.  The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. To the extent that any Additional Securities and all Exchange Securities are issued at a discount to their stated redemption price at maturity, each group of Additional Securities and Exchange Securities bearing a given amount of original issue discount shall be treated as a separate series only for purposes of the transfer and exchange provisions of Section 2.06.

With respect to any Additional Securities, the Issuer shall set forth in a Board Resolution of the Board of Directors of the Issuer and an Officers’ Certificate of the Issuer, a copy of each which shall be delivered to the Trustee, the following information:

(1)           the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.04 that the Issuer is relying on to issue such Additional Securities;

(2)           the issue price, the issue date and the CUSIP number of such Additional Securities; and

(3)           whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit 2 to Appendix A.

ARTICLE 3

Redemption

SECTION 3.01.     Notices to Trustee.  If the Issuer elects to redeem Securities pursuant to the redemption provisions of Paragraph 5, Paragraph 6 or Paragraph 7 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed.  The Issuer shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter or longer notice shall be satisfactory to the Trustee), together with an Officers’ Certificate of the Issuer stating that such redemption will comply with the conditions contained herein, provided that in the event that the Issuer elects to request that the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense pursuant to Section 3.03 of this Indenture, then the Issuer shall provide notice of redemption to the Trustee at least three business days prior to the 30-day deadline.  Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. For the avoidance of doubt, the foregoing shall not prohibit the Issuer from irrevocably instructing the Trustee to provide a notice of redemption pursuant to Section 3.05 at a time prior to 60 days prior to the relevant Redemption Date.

SECTION 3.02.     Selection of Securities to be Redeemed.  In the event that less than all of the Securities are to be redeemed at any time pursuant to the redemption provisions of Paragraph 5, Paragraph 6 or Paragraph 7 of the Securities, the Trustee will select the Securities or portions thereof to be redeemed among the Holders of the Securities as follows:

(1)           if the Securities are listed, in compliance with any applicable requirements of the principal national securities exchange on which the Securities are listed; or

(2)           if the Securities are not so listed, on a pro rata basis, by lot or by any other method the Trustee considers fair and appropriate unless otherwise required by law or applicable depositary requirements;

The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.  Securities in denominations of $2,000 or less may be redeemed only in whole.  The Trustee may select for redemption portions (equal to $2,000 or any greater integral multiple of $1,000 thereof) of the principal amount of Securities that have denominations larger than $2,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.     Notice of Redemption.  In the case of an optional redemption pursuant to the provisions of Paragraph 5, Paragraph 6 or Paragraph 7 of the Securities, at least 30 days but not more than 60 days before a Redemption Date (subject to Section 3.07), the Issuer shall deliver electronically in pdf format or send, by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address except that redemption notices may be delivered electronically in pdf format or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture pursuant to Article 8 hereof.  At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense.  Each notice for redemption shall identify the Securities to be redeemed (including the CUSIP number(s), if any) and shall state:

(1)           the Redemption Date;

(2)           the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)           the name and address of the Paying Agent;

(4)           that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5)           that, unless the Issuer defaults in making the redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

(6)           if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued upon surrender of the original Security;

(7)           if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(8)           the paragraph of the Securities pursuant to which the Securities are to be redeemed; and

(9)           the applicable conditions precedent to such redemption or notice, if any.

SECTION 3.04.     Effect of Notice of Redemption.  Once notice of redemption is mailed in accordance with Section 3.03, and subject to Section 3.07, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any.  Upon surrender to the Trustee or Paying Agent, and subject to Section 3.07, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.05.     Deposit of Redemption Price.  On or before 11:00 a.m. New York Time on the Redemption Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date (other than Securities or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation).  The Paying Agent or Trustee shall promptly return to the Issuer any U.S. Legal Tender so deposited which is not required for that purpose.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment when due of such Redemption Price plus accrued interest, if any, or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06.     Securities Redeemed in Part.  Upon surrender and cancellation of a Security that is to be redeemed in part only, the Trustee shall authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.

SECTION 3.07.     Conditionality.  In connection with any redemption of Securities (including in any redemption described under Paragraph 5, Paragraph 6 or Paragraph 7 of the Securities), any such redemption or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including any related Equity Offering or a Change of Control, and notice of any such redemption may be given prior to the completion of any conditions precedent.  In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date so delayed.

ARTICLE 4

Covenants

SECTION 4.01.     Payment of Securities.  The Issuer shall pay the principal of and interest on the Securities in the manner provided in the Securities and in this Indenture.  An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or a Subsidiary of the Issuer) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.  Interest, including defaulted interest, if any, will be computed on the basis of a 360-day year comprised of twelve 30-day months and in the case of a partial month, the actual number of days elapsed.

Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold applicable taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 4.02.     Maintenance of Office or Agency.  The Issuer will maintain in the Borough of Manhattan, the City of New York, the office or agency required under Section 2.03.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.  The Issuer hereby initially designates the office or agency of the Trustee in the Borough of Manhattan, the City of New York (the address for which may be obtained from the Issuer or the Trustee at the Corporate Trust Office) where presentations and surrenders may be made and notices or demands may be served on the Issuer.

SECTION 4.03.     Limitation on Restricted Payments.  (a) The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

(i)          declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Issuer or in warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock of the Issuer) on or in respect of shares of the Issuer’s Capital Stock to holders of such Capital Stock;

(ii)         purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer or any warrants, rights or options (other than debt securities or Disqualified Capital Stock) to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock, warrants, rights or options for Qualified Capital Stock and/or for warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock;

(iii)        make any principal payment on, or purchase, repurchase, defease, redeem or otherwise acquire or retire for value of, any Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor except (A) the payment of principal at the Stated Maturity thereof, (B) the purchase, repurchase, defeasance, redemption or other acquisition or retirement of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at Stated Maturity, in each case due within one year of the date of purchase, repurchase, defeasance, redemption or other acquisition or retirement and (C) any Indebtedness incurred pursuant to clause (6) of the definition of Permitted Indebtedness, or

(iv)         make any Restricted Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto,

(1)           a Default or an Event of Default shall have occurred and be continuing;

(2)           the Issuer is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04; or

(3)           the aggregate amount of Restricted Payments made subsequent to the Effective Date (without duplication and excluding Permitted Payments permitted by clauses (2)(a), (3), (4), (5), (6) and (8) through (17) of the definition thereof) shall exceed the sum of $250.0 million, plus:

           (w)           50% of the cumulative Consolidated Net Income, or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss, of the Issuer for the period beginning on the first day of the fiscal quarter during which the Effective Date occurs to the last day of the Issuer’s most recent fiscal quarter for which internal financial statements are available, treating such period as a single accounting period; plus

(x)           the sum of (i) 100% of the aggregate net cash proceeds, and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property, received by the Issuer from any Person (other than a Subsidiary of the Issuer) from the issuance and sale after the Effective Date  and on or prior to the date the Restricted Payment occurs of Qualified Capital Stock, or in respect of warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, including Qualified Capital Stock issued upon the conversion of convertible Indebtedness and (ii) 100% of any cash, and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property, capital contribution received by the Issuer from its stockholders after the Issue Date and on or prior to the date the Restricted Payment occurs; plus

(y)           the amount by which Indebtedness of the Issuer or a Restricted Subsidiary is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) after the Effective Date of any Indebtedness of the Issuer or a Restricted Subsidiary convertible or exchangeable for Qualified Capital Stock of the Issuer (less the amount of any cash, or the fair market value, as determined in good faith by the Issuer, of marketable securities or other property, distributed by the Issuer upon such conversion or exchange); plus

(z)           100% of the aggregate net cash proceeds, and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property, received by the Issuer and its Restricted Subsidiaries after the Effective Date in respect of such Restricted Investments as a result of (without duplication with respect to any item below as among such items or any item listed in clause (3) of Section 4.03(b):

(i)           any sale, liquidation, disposition or repayment of any such Restricted Investments, to the extent of the net proceeds received by the Issuer or a Restricted Subsidiary;

(ii)           dividends, distributions of or with respect to capital, returns of capital or other distributions or repayments of loans or advances to the Issuer or any Restricted Subsidiary or, to the extent that a guarantee issued by the Issuer or a Restricted Subsidiary constitutes a Restricted Investment, the release of such guarantee; or

(iii)           a Person becoming a Restricted Subsidiary, to the extent of the Issuer’s portion (proportionate to the Issuer’s equity interest in such Person) of the fair market value of the net assets of such Person;

provided, that any amount pursuant to this clause (z) shall only be included in the calculation required by clause (3) above to the extent that such amount is not included in the Issuer’s Consolidated Net Income.

(b)         Notwithstanding the foregoing, the provisions set forth in Section 4.03(a) shall not prohibit the following payments (“Permitted Payments”):

(1)           the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice by the Issuer of such redemption, if the dividend or distribution would have been permitted on the date of declaration or the redemption would have been permitted on the date of the giving of the formal notice thereof;

(2)           the making of any Restricted Payment, either

(a)           in exchange for shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock; or

(b)           through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Issuer) of shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, so long as such net proceeds are applied pursuant to this clause (b) within 180 days of such sale;

(3)           so long as no Default or Event of Default shall have occurred and be continuing, any other Restricted Payment by the Issuer; provided, however, that the aggregate amounts expended pursuant to this clause (3) do not exceed $150.0 million plus, to the extent that any Restricted Payment made pursuant to this clause (3) is in the form of a Restricted Investment, 100% of the aggregate net cash proceeds, and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property, received by the Issuer and its Restricted Subsidiaries after the Issue Date in respect of such Restricted Investment as a result of (without duplication with respect to any item below as among such items or any item listed in clause (3)(z) of Section 4.03(a):

(a)           any sale, liquidation, disposition or repayment of any such Restricted Investments, to the extent of the net proceeds received by the Issuer or a Restricted Subsidiary;

(b)           dividends, distributions of or with respect to capital, returns of capital or other distributions or repayments of loans or advances to the Issuer or any Restricted Subsidiary or, to the extent that a guarantee issued by the Issuer or a Restricted Subsidiary constitutes a Restricted Investment, the release of such guarantee; or

(c)           a Person becoming a Restricted Subsidiary, to the extent of the Issuer’s portion (proportionate to the Issuer’s equity interest in such Person) of the fair market value of the net assets of such Person;

provided, that (i) any amount pursuant to this clause (3) shall only be included in the calculation required by this clause (3) to the extent that such amount is not included in the Issuer’s Consolidated Net Income and (ii) unless and until the Consolidated Net Total Leverage Ratio of the Issuer and its Restricted Subsidiaries is no greater than 5.00 to 1.00 (calculated as of the last day of the fiscal quarter most recently then ended for which internal financial statements are available), any such Restricted Payment pursuant to this clause (3) will not include (whether direct or indirect) any dividend, distribution, repurchase of Capital Stock of the Issuer (or warrants, rights or options to purchase or acquire such Capital Stock) or purchase, repurchase, defeasance, redemption or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor more than 18 months prior to the scheduled maturity date of such Subordinated Indebtedness;

(4)           (a) the Issuer and its Restricted Subsidiaries may make Restricted Payments for repurchase of any Capital Stock of the Issuer or any warrants, rights or options to purchase or acquire shares of any such Capital Stock deemed to occur upon the exercise or vesting of stock options to acquire Qualified Capital Stock, restricted stock units in respect of Qualified Capital Stock or other similar arrangements to acquire Qualified Capital Stock if such repurchased Capital Stock or warrants, rights or options to acquire shares of any such Capital Stock represent a portion of the exercise price thereof and/or applicable withholding taxes, if any, (b) the Issuer and its Restricted Subsidiaries may make Restricted Payments to allow any Parent Company to make noncash repurchases of Capital Stock deemed to occur upon exercise of stock options or similar equity incentive awards, if such Capital Stock represents a portion of the exercise price of such options or similar equity incentive awards, (c) the Issuer and its Restricted Subsidiaries may make Restricted Payments to make, or to allow any Parent Company to make (i) tax payments on behalf of present or former officers, directors, consultants, agents or employees (or their estates, trusts, family members or former spouses) of the Issuer, any Parent Company or any Subsidiary in connection with noncash repurchases of Capital Stock pursuant to any equity subscription agreement, stock option or equity incentive award agreement, stockholders’ or members’ agreement or similar agreement, plan or arrangement of the Issuer, any Parent Company or any Subsidiary and (ii) make whole or dividend equivalent payments to holders of vested stock options or other Capital Stock or to holders of stock options or other Capital Stock at or around the time of vesting or exercise of such options or other Capital Stock to reflect dividends previously paid in respect of Capital Stock of the Issuer or any Parent Company;

(5)           so long as no Default or Event of Default shall have occurred and be continuing, Restricted Payments made from time to time in the form of (A) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer, any Parent Company or any Restricted Subsidiary of the Issuer held by any current or former officer, director, consultant, agent or employee of the Issuer or any of its Restricted Subsidiaries or any Parent Company pursuant to any equity subscription agreement, employment agreement, stock option or equity award agreement, stockholders’ agreement or similar agreement or otherwise upon death, disability or termination of employment or directorship of such Person, (B) open-market purchases or repurchases of the Capital Stock of the Issuer or a Parent Company or (C) purchases or repurchases of any other Investment available to highly-compensated employees under any “excess 401-(k) plan” of the Issuer or any of its Restricted Subsidiaries, as applicable, in each case to the extent necessary to permit the Issuer (or such Restricted Subsidiary, as applicable) to satisfy its obligations under such “excess 401-(k) plan” for highly-compensated employees; provided that the aggregate amount of such Restricted Payments may not exceed $25.0 million in any fiscal year; provided, further, that the Issuer and any of its Restricted Subsidiaries may carry over and make in subsequent fiscal years, in addition to the amounts permitted for such fiscal year, up to $50.0 million of unutilized capacity under this clause (5) attributable to preceding fiscal years; provided, further, that such amount in any fiscal year may be increased by an amount not to exceed the sum of:

(a)           the cash proceeds from the sale of Qualified Capital Stock of the Issuer and, to the extent contributed to the Issuer as common equity capital, the cash proceeds from the sale of Qualified Capital Stock of any of the Issuer’s stockholders, in each case to members of management or directors of the Issuer or any of its Subsidiaries that occurs after the Issue Date to the extent the cash proceeds from the sale of Qualified Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to clause (3)(x) of Section 4.03(a) or clause (2) of Section 4.03(b); plus

(b)           the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; and

provided, further, that cancellation of Indebtedness owing to the Issuer or any of its Restricted Subsidiaries by any member of management of any Parent Company, the Issuer or any of its Subsidiaries in connection with a repurchase of the Capital Stock of the Issuer or any Parent Company will not be deemed to constitute a Restricted Payment;

(6)           so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of any Preferred Stock of any Restricted Subsidiary of the Issuer issued on or after the date of this Indenture in accordance with the Consolidated Fixed Charge Coverage Ratio test described in Section 4.04 to the extent that such dividends are included in the definition of Consolidated Fixed Charges;

(7)           Restricted Payments under hedge and warrant option transactions entered into in connection with a Permitted Convertible Notes Offering or any early termination thereof;

(8)           the making of cash payments in satisfaction of the conversion obligation upon conversion of convertible Indebtedness issued in a Permitted Convertible Notes Offering in an aggregate amount since the Issue Date not to exceed the sum of (a) the principal amount of such convertible Indebtedness plus (b) any payments received by the Issuer or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related hedge or warrant option transactions;

(9)           the Issuer may make Restricted Payments to make, or to allow any Parent Company to make, payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Capital Stock of any such Person;

(10)           the distribution, as a dividend or otherwise, of Capital Stock of, or Indebtedness owed to the Issuer or any Restricted Subsidiary by, an Unrestricted Subsidiary (other than an Unrestricted Subsidiary the primary assets of which are cash and/or Cash Equivalents);

(11)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.04 so long as:

(a)           such Refinancing Indebtedness is subordinated to the Securities in right of payment at least to the same extent as the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired; and

(b)           such Refinancing Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired;

(12)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions similar to the provisions set forth in Section 4.15 or Section 4.16; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made any required Change of Control Offer or Net Proceeds Offer, as applicable, as provided in such covenant with respect to the Securities and has completed the repurchase or redemption of all Securities validly tendered for payment in connection with any such Change of Control Offer or Net Proceeds Offer;

(13)           without duplication, (i) so long as no Default has occurred and is continuing after giving effect to such transactions, amounts paid or property transferred pursuant to the Permitted Transactions and (ii) Restricted Payments to a Parent Company (which may be made through one or more other Parent Companies) to permit such Parent Company to pay (A) franchise and similar taxes and other fees and expenses in connection with the maintenance of such Parent Company’s existence and any such Parent Company’s direct or indirect ownership of the Issuer, (B) so long as the Issuer is a member of a consolidated, combined, unitary or similar group with such Parent Company for U.S. federal, state or local income tax purposes, such Parent Company’s federal, state or local income taxes, as applicable, but only to the extent such income taxes are (x) attributable to the income of the Issuer and its Subsidiaries that are members of such group, determined by taking into account any available net operating loss carryovers or other tax attributes of the Issuer and such Subsidiaries and (y) not covered by Tax Payments; provided, that in each case the amount of such payments with respect to any fiscal year does not exceed the amount that the Issuer and such Subsidiaries would have been required to pay in respect of such income taxes for such fiscal year were the Issuer and such Subsidiaries a consolidated or combined group of which the Issuer was the common parent, (C) customary fees, salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, their current and former officers and employees and members of such Parent Company’s Board of Directors, (D) ordinary course corporate operating expenses and other fees and expenses required to maintain its corporate existence, (E) to pay fees, indemnities and expenses and/or fees and expenses in connection with the Transactions, (F) reasonable fees and expenses incurred in connection with any debt or equity offering by any Parent Company, to the extent the proceeds thereof are (or, in the case of an unsuccessful offering, were intended to be) used for the benefit of the Issuer and its Subsidiaries, whether or not completed and (G) reasonable fees and expenses in connection with compliance with reporting obligations under, or in connection with compliance with, federal or state laws or under a Senior Facility or any other Credit Facility or any loan document related to such Senior Facility or Credit Facility;

(14)           so long as no Default or Event of Default shall have occurred and be continuing, any other Restricted Payment by the Issuer in an aggregate amount not to exceed $40.0 million in any fiscal year, net of the return of or on capital with respect to any Investments made pursuant to this clause (14); provided, that the Issuer may carry over in subsequent fiscal years, in addition to the amounts permitted for such fiscal year, up to $120.0 million of unutilized capacity under this clause (14) attributable to preceding fiscal years;

(15)           so long as no Default or Event of Default has occurred and is continuing (after giving effect thereto), additional Restricted Payments to a Parent Company or any Affiliate of the Issuer, whether in respect of management fees or otherwise, in an aggregate amount not to exceed the sum of (x) $25.0 million plus (y) $10.0 million for the year ending December 31, 2016 and each calendar year thereafter;

(16)           so long as no Default or Event of Default has occurred and is continuing (after giving effect to such transaction), dividends paid on the Issuer’s common Capital Stock (or the payment of dividends to any Parent Company to fund the payment by such Parent Company of dividends on such entity’s common Capital Stock) of up to 6.0% per annum of the Net Cash Proceeds received by or contributed to the Issuer from any public offering of Capital Stock of the Issuer or such Parent Company after the Effective Date, other than public offerings with respect to Capital Stock of the Issuer or any Parent Company registered on Form S-4 or Form S-8; or

(17)           any other Restricted Payment, so long as, immediately after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing and the Consolidated Net Total Leverage Ratio of the Issuer and its Restricted Subsidiaries is not greater than 3.00 to 1.00 on a pro forma basis.

(c)        For purposes of determining compliance with this Section 4.03, (1) in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of one or more categories (or subparts thereof) of Permitted Payments or Permitted Investments, or is entitled to be incurred pursuant to Section 4.03(a), the Issuer will be entitled to classify or re-classify such Restricted Payment (or portion thereof) based on circumstances existing on the date of such reclassification in any manner that complies with this Section 4.03, and such Restricted Payment (or portion thereof) will be treated as having been made pursuant to Section 4.03(a) or such clause or clauses (or subparts thereof) in the definition of Permitted Payments or Permitted Investments, and (2) any amounts netted as a return of or on capital against the outstanding amount of any Investment made as a Permitted Payment or as a Permitted Investment shall be excluded from the calculation of Consolidated Net Income for purposes of determining the amount of Restricted Payments that may be made pursuant to Section 4.03(a). Notwithstanding the foregoing, the Issuer may not reclassify any Restricted Payment as being made under clause (17) above if originally made pursuant to one or more of clauses (1) through (17) above or pursuant to clause (3) of Section 4.03(a).

SECTION 4.04.     Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock.  (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness other than Permitted Indebtedness and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Issuer or any Restricted Subsidiary may incur Indebtedness and any of the Restricted Subsidiaries may issue Preferred Stock if, on the date of the incurrence of such Indebtedness or issuance of such Preferred Stock, after giving effect to the incurrence or issuance thereof, the Consolidated Fixed Charge Coverage Ratio of the Issuer is equal to or greater than 2.0 to 1.0; provided, further, that Restricted Subsidiaries that are not Subsidiary Guarantors may not incur Indebtedness or issue Preferred Stock pursuant to the foregoing proviso if, after giving pro forma effect to such incurrence or issuance and application of proceeds thereof, the aggregate amount of outstanding Indebtedness and Preferred Stock of Restricted Subsidiaries that are not Subsidiary Guarantors incurred pursuant to the foregoing proviso exceeds the greater of (x) $325.0 million and (y) 10.0% of the Issuer’s Total Assets.

(b)          For purposes of determining compliance with this Section 4.04, in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of Permitted Indebtedness described in the definition of Permitted Indebtedness, or is entitled to be incurred or issued, as the case may be, pursuant to Section 4.04(a), the Issuer, in its sole discretion, will be permitted to classify such item of Indebtedness or Preferred Stock on the date of its incurrence or issuance, as the case may be, in any manner that complies with this Section 4.04, or later divide, classify or reclassify (as if Incurred at such later time) all or a portion of such item of Indebtedness or Preferred Stock in any manner that complies with this Section 4.04 and such item of Indebtedness or Preferred Stock (or portion thereof, as applicable) will be treated as having been incurred or issued, as the case may be, pursuant to only such clause or clauses or Section 4.04(a).  Additionally, Indebtedness permitted by this Section 4.04 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.04 permitting such Indebtedness.  Indebtedness under the Senior Facilities outstanding on the Effective Date will initially be deemed to have been incurred on the Effective Date in reliance on the exception provided by clause (2) of the definition of Permitted Indebtedness and may not later be reclassified prior to the time it is repaid.

(c)          Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

(d)          Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

(e)          For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.04, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may Incur pursuant to this Section 4.04 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness is denominated that is in effect on the date of the refinancing.

(f)          For the avoidance of doubt, any Indebtedness incurred to refinance, refund or replace Indebtedness incurred pursuant to any provision in the definition of Permitted Indebtedness (or the final proviso of Section 4.04(a)) that is limited by a percentage of Total Assets or by a multiple of Pro Forma EBITDA may be incurred pursuant to such provision, even if such refinancing, refunding or replacing Indebtedness could not be itself incurred pursuant to such provision at such time.

(g)         The Issuer shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Securities or such Subsidiary Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be. For the avoidance of doubt, the preceding sentence shall not be deemed to prohibit the incurrence of Secured Indebtedness with payment priority provisions.

SECTION 4.05.     Corporate Existence.  Except as otherwise permitted by Article 5, the Issuer shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of the Issuer or the Subsidiary, as the case may be, and the rights (charter and statutory) and material franchises of the Issuer and each of its Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary (other than the Issuer), if an Officer of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and each of its Subsidiaries, taken as a whole.

SECTION 4.06.     Payment of Taxes.  The Issuer will pay, and will cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not reasonably be expected to result in a material adverse effect on the business, assets, operations or financial condition of the Issuer and its Restricted Subsidiaries taken as a whole or the ability of the Issuer and the Guarantors (taken as a whole) to perform their obligations under this Indenture or the rights of, or remedies available to the Trustee or the Holders under, this Indenture.

SECTION 4.07.     [Intentionally Omitted].

SECTION 4.08.     Compliance Certificate; Notice of Default.

(a)             The Issuer shall deliver to the Trustee, within 120 days after the end of each of the Issuer’s fiscal years, a certificate of the Issuer (signed by the principal executive officer, principal financial officer, principal legal officer or principal accounting officer) stating that, in the ordinary course of the performance of his or her duties as an officer of the Issuer, he or she would have knowledge of any default by the Issuer in the performance of any of its Obligations under this Indenture, a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether it has kept, observed, performed and fulfilled its Obligations under this Indenture and further stating, as to such officer signing such certificate, that to the best of such officer’s knowledge, the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled each and every such Obligation and no Default or Event of Default has occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such officer does know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status in reasonable detail.  The certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.

(b)           So long as any of the Securities are outstanding, if any Default or Event of Default has occurred and is continuing, the Issuer shall deliver to the Trustee by electronic mail in pdf format or facsimile transmission an Officers’ Certificate of the Issuer specifying such event, notice or other action within 30 Business Days after its becoming aware of such occurrence.

SECTION 4.09.     [Intentionally Omitted].

SECTION 4.10.     SEC Reports. (a) Whether or not required by SEC rules and regulations, so long as any notes are outstanding, the Issuer will furnish to the Trustee within the time periods specified in the SEC’s rules and regulations:

(1)           all quarterly and annual reports that would be required to be filed or furnished with the SEC on Forms 10-Q and 10-K if the Issuer were required to file or furnish such reports; and

(2)           all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuer’s consolidated financial statements by the Issuer’s certified independent accountants. In addition, following the consummation of the Registered Exchange Offer, the Issuer will file or furnish, as applicable, a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations (including Rules 12b-25 and 12h-5 under the Exchange Act) applicable to such reports (unless the SEC will not accept such a filing).

               (b)          If, at any time after consummation of the Registered Exchange Offer, the Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuer will nevertheless continue filing the reports specified in Section 4.10(a) with the SEC within the time periods specified therein unless the SEC will not accept such a filing (in which case the Issuer shall post such reports on a publicly available portion of its or a Parent Company’s website). The Issuer will not take any action for the purpose of causing the SEC not to accept any such filings.

(c)         The Issuer shall, for so long as any Securities remain outstanding, if at any time it is not required to file with the SEC the reports required by this Section 4.10, furnish to the holders of notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)          If at any time the Securities are guaranteed by a direct or indirect parent of the Issuer, and such Issuer has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, and has filed with the SEC the reports described herein with respect to such Issuer, as applicable (including any financial information required by Regulation S-X under the Securities Act), the Issuer shall be deemed to be in compliance with the provisions of this Section 4.10. Any information filed with, or furnished to, the SEC shall be deemed to have been made available to the Trustee in accordance with this Section 4.10. The subsequent filing or making available of any report required by this Section 4.10 shall be deemed automatically to cure any Default or Event of Default resulting from the failure to file or make available such report within the required time frame.

(e)          Notwithstanding the foregoing requirements set forth in paragraphs (a), (b), (c) and (d), above, such requirements shall be deemed satisfied prior to the commencement of the Registered Exchange Offer or the effectiveness of the shelf registration statement contemplated by the registration rights agreement by filing with the SEC the registration statement for such Registered Exchange Offer or the shelf registration statement contemplated by the Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act. Additionally, notwithstanding the foregoing, at all times prior to the Effective Date, the requirements under this Section 4.10 shall be deemed satisfied if the Issuer or Products Corporation files or furnishes with the SEC and the Trustee, as applicable, the foregoing.

SECTION 4.11.     Waiver of Stay, Extension or Usury Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12.     Limitations on Transactions with Affiliates.  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25.0 million, unless:

(1)           the terms of such Affiliate Transaction are not materially less favorable when taken as a whole to the Issuer or such Restricted Subsidiary than terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm’s-length dealings with an unrelated third Person; and

(2)           to the extent that such Affiliate Transaction (other than Indebtedness Incurred as permitted Section 4.04) is known by the Board of Directors of the Parent or the Issuer to involve an Affiliate of the Issuer, other than any purchase or sale of inventory in the ordinary course of business, involving aggregate payments or other consideration in excess of $50.0 million, such Affiliate Transaction has been approved (and the value of any noncash consideration has been determined) by a majority of the disinterested members of the Board of Directors of the Issuer and the Issuer delivers to the Trustee an Officers’ Certificate evidencing such approval (provided that if no member of the Board of Directors of the Parent or the Issuer is disinterested, the Issuer may deliver to the Trustee a letter from a nationally recognized investment banking firm stating that the financial terms of such transaction are fair to the Issuer from a financial point of view or meets the requirements of clause (1) above).

The foregoing restrictions shall not prohibit the following:

(i)           any Restricted Payment or Permitted Investment permitted by this Indenture;

(ii)           any transaction among the Issuer, any of its Restricted Subsidiaries or any other entity that becomes a Restricted Subsidiary of the Issuer;

(iii)           any transaction between the Issuer or a Restricted Subsidiary of the Issuer and its own employee stock ownership plan and the issuance or transfer of Capital Stock (other than Disqualified Stock) of the Issuer to any Permitted Investor or to any director, manager, officer, employee or consultant of the Issuer, its Restricted Subsidiaries or any Parent Company (or the estates, spouses or former spouses of any of the foregoing);

(iv)           any transaction with an officer, director, manager, employee or consultant of the Issuer, a Parent Company or of any Restricted Subsidiary of the Issuer (including compensation or employee benefit arrangements with any such officer, director, manager, employee or consultant);

(v)           (a) any business or transaction with a Qualified Joint Venture or (b) commercially reasonable transactions between the Issuer or a Restricted Subsidiary of the Issuer and any joint venture in the ordinary course of business that have been determined by the Board of Directors or senior management of the Issuer or Parent to comply with clause (2) of this Section 4.12;

(vi)           any transaction which is a Permitted Transaction;

(vii)           any transaction pursuant to which a Parent Company or any Affiliate of the Issuer will provide the Issuer and its Restricted Subsidiaries at their request and at the cost to such Parent Company or Affiliate with certain allocated services, including services to be purchased from third party providers, such as legal and accounting services, tax, consulting, financial advisory, corporate governance, insurance coverage and other services;

(viii)           payments by the Issuer or a Restricted Subsidiary of the Issuer to a Parent Company or any Affiliate of the Issuer for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Issuer or Parent in good faith;

(ix)           any merger, consolidation or reorganization of the Issuer with an Affiliate of the Issuer solely for the purpose of (a) reorganizing to facilitate a public offering of securities of the Issuer or a Parent Company, (b) forming or collapsing a holding company structure or (c) reincorporating the Issuer in a new jurisdiction;

(x)           transactions in which the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, delivers to the Trustee a letter from a nationally recognized investment banking firm stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of this Section 4.12;

(xi)           transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise are permitted by the terms of this Indenture that are fair to the Issuer and the Restricted Subsidiaries of the Issuer, in the good faith determination of the Board of Directors or the senior management of the Issuer or Parent, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xii)            the Transactions, including the Acquisition, and the payment of all premiums, fees, expenses and other amounts related to the Transactions (including payments required to be made pursuant to the Merger Agreement);

(xiii)           investments by a Parent Company or any Affiliate of the Issuer in securities of the Issuer or any of its Restricted Subsidiaries, so long as the investment is being offered generally to other investors on the same or more favorable terms;

(xiv)           sales or repurchases of accounts receivable, payment intangibles and related assets or participations therein, in connection with, or any other transactions relating to, any Receivables Facility;

(xv)           any capital contribution otherwise permitted by this Indenture or any transaction with an Affiliate in which the consideration paid by the Issuer or any Restricted Subsidiary of the Issuer consists only of Qualified Capital Stock of the Issuer;

(xvi)            transactions between the Issuer or any Restricted Subsidiary of the Issuer and any Person that is an Affiliate of the Issuer or any Restricted Subsidiary solely because a director of such Person is also a director of the Issuer or any Parent Company; provided that such director abstains from voting as a director of the Issuer or any Parent Company, as the case may be, on any matter involving such other Person;

(xvii)           pledges of Capital Stock of any Unrestricted Subsidiary;

(xviii)           joint purchasing arrangements with the Sponsor and Affiliates of the Issuer in the ordinary course of business or otherwise consistent with past practice;

(xix)            transactions with an Affiliate in its capacity as a purchaser or holder of Indebtedness or other securities of the Issuer or any Restricted Subsidiary of the Issuer in which such Affiliate is treated no more favorably than the other purchasers or holders of Indebtedness or other securities of the Issuer or such Restricted Subsidiary (except as otherwise permitted under this covenant);

(xx)           entering into an agreement that provides registration rights to the equity holders of the Issuer or any Parent Company or amending such agreement with stockholders of any Parent Company and the performance of such agreements; and

(xxi)           any transaction, or the performance of any obligations under the terms of any Tax Sharing Agreement in effect on the Effective Date, or any amendments thereto that do not materially increase Products Corporation’s or any of its Restricted Subsidiaries’ obligations thereunder.

SECTION 4.13.     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)           pay dividends or make any other distributions on or in respect of its Capital Stock;

(b)           make loans or advances to or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary of the Issuer; or

(c)           transfer any of its property or assets to the Issuer or any other Restricted Subsidiary of the Issuer,

except for such encumbrances or restrictions existing under or by reason of:

(1)           applicable law and agreements with governmental authorities;

(2)           the Securities, this Indenture or any guarantee thereof;

(3)           (A) customary provisions restricting (1) the subletting or assignment of or under any lease or (2) the transfer of copyrighted or patented materials, (B) provisions in agreements that restrict the assignment or other transfer of such agreements (or property that is the subject thereof) or rights thereunder or (C) provisions of a customary nature contained in the terms of Capital Stock restricting the payment of dividends and the making of distributions on Capital Stock;

(4)           any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than (a) the Person or the properties or assets of the Person so acquired (including the Capital Stock of such Person), or (b) any Restricted Subsidiary having no assets other than (i) the Person or the properties or assets of the Person so acquired (including the Capital Stock of such Person) and (ii) other assets having a fair market value not in excess of $5.0 million, and, in each case, the monetary proceeds thereof;

(5)           any agreement or instrument (A) in effect at or entered into on the Issue Date, (B) governing Secured Indebtedness, including the Senior Facilities, permitted to be incurred pursuant to Section 4.04, or (C) governing Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor;

(6)           any agreement or instrument governing Indebtedness incurred pursuant to clause (9) or (13) of the definition of Permitted Indebtedness;

(7)           restrictions on the transfer of assets subject to any Lien permitted under this Indenture;

(8)           restrictions imposed by any agreement to sell assets not in violation of this Indenture to any Person pending the closing of such sale;

(9)           customary rights of first refusal with respect to the Issuer’s and its Restricted Subsidiaries’ interests in their respective Restricted Subsidiaries (other than Wholly Owned Restricted Subsidiaries) and joint ventures;

(10)           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(11)           customary provisions in joint venture agreements and other similar agreements, applicable to joint ventures not prohibited hereunder;

(12)           any such encumbrance or restriction consisting of customary non-assignment provisions in leases, contracts and licenses;

(13)           any encumbrance or restriction pursuant to an agreement effecting an Incurrence of Indebtedness otherwise permitted by this Indenture that does not materially and adversely affect the Issuer’s ability to make payments due with respect to the Securities, as determined in good faith by an Officer of the Issuer, the determination of which shall be evidenced by an Officers’ Certificate;

(14)           the subordination of any Indebtedness owed by the Issuer or any of its Restricted Subsidiaries to the Issuer or any other Restricted Subsidiary to any other Indebtedness of the Issuer or any of its Restricted Subsidiaries;

(15)           an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above or any other agreement evidencing Indebtedness permitted under this Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement (a) are not less favorable to the Issuer in any material respect as determined by the Issuer in good faith than the provisions of the Indebtedness being refinanced or (b) would not singly or in the aggregate have a materially adverse effect as determined by the Issuer in good faith on the ability of the Issuer to make payments on the Securities;

(16)           restrictions created in connection with any Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such restrictions are necessary or advisable, in the good faith determination of the Issuer, to effect such Receivables Facility;

(17)           purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) of this Section 4.13 on the property so acquired; and

(18)           restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Issuer or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.

SECTION 4.14.     Limitation on Liens.  (a) The Issuer will not, and will not permit any of the Subsidiary Guarantors to, directly or indirectly, create, incur or assume any Lien securing Indebtedness (other than Permitted Liens) upon any property or asset now owned or hereafter acquired by them, or any income or profits therefrom, or assign or convey any right to receive income therefrom; provided, however, that in addition to creating Permitted Liens on their properties or assets, the Issuer and any of the Subsidiary Guarantors may (i) in the case of Liens securing such Subordinated Indebtedness, create any Lien securing Subordinated Indebtedness upon any of their properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Securities are secured by a Lien on such property or assets that is senior in priority to such Liens; or (ii) in all other cases, create any Lien securing Indebtedness upon any of their properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Securities are equally and ratably secured.

(b)          For purposes of determining compliance with this Section 4.14, (A) Liens securing Indebtedness and obligations need not be incurred solely by reference to the proviso in Section 4.14(a) (the “Equal and Ratable Provision”) or to one category of Permitted Liens (or subparts thereof) but are permitted to be incurred in part under any combination thereof, and (B) in the event that a Lien meets the criteria of the Equal and Ratable Provision or one or more of the categories of Permitted Liens (or subparts thereof), the Issuer shall, in its sole discretion, classify, divide or later reclassify or redivide (as if incurred at such later time) such Liens (or any portions thereof) in any manner that complies with the Equal and Ratable Provision or the definition of Permitted Liens, and such Liens (or portions thereof, as applicable) will be treated as having been incurred pursuant to the Equal and Ratable Provision or such clause, clauses or subparts of the definition of Permitted Liens (and in the case of a subsequent division, classification or reclassification, such Liens shall cease to be divided or classified as it was prior to such subsequent division, classification or reclassification). Liens securing Obligations under the Credit Facilities on the Effective Date shall be deemed incurred pursuant to clause (2)(i) of the definition of Permitted Liens and shall not be reclassified prior to the repayment of the Obligations secured thereby.

(c)           To the extent that any Liens are imposed pursuant to the Equal and Ratable Provision, (i) Permitted Liens may be of any priority (including senior in priority) relative to any Liens imposed pursuant to the Equal and Ratable Provision, except where otherwise specified, and (ii) the Issuer and its Restricted Subsidiaries may incur Liens ranking junior in priority to the liens imposed pursuant to the Equal and Ratable Provision (“Junior Liens”). The Trustee shall enter into customary intercreditor arrangements with respect to such Permitted Liens, Junior Liens and Liens imposed pursuant to the Equal and Ratable Provision, if any.

(d)          With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” with respect to any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common equity of the Issuer, the Parent or any other Parent Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in the definition of “Indebtedness.”

(e)           For the avoidance of doubt, any Lien securing Indebtedness incurred to refinance, refund or replace Indebtedness secured by a Lien incurred pursuant to any provision in the definition of Permitted Liens that is limited by a percentage of Total Assets or by reference to the Consolidated Net Secured Leverage Ratio may be incurred pursuant to such provision, even if the Lien securing such refinancing, refunding or replacing Indebtedness could not be itself incurred pursuant to such provision at such time.

(f)           For purposes of determining compliance with any U.S. dollar-denominated restriction on the creation, incurrence or assumption of a Lien securing Indebtedness under this Section 4.14, the U.S. dollar-equivalent principal amount of such Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and the Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the Refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being Refinanced. Notwithstanding any other provision of this Section 4.14, the maximum amount of Indebtedness secured by a Lien that the Issuer and its Restricted Subsidiaries may Incur pursuant to this Section 4.14 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness secured by Lien Incurred to Refinance other Indebtedness secured by a Lien, if Incurred in a different currency from the Indebtedness being Refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness is denominated that is in effect on the date of the Refinancing.

SECTION 4.15.     Change of Control.

(a)           Upon the occurrence of a Change of Control after the Effective Date, each Holder will have the right to require that the Issuer repurchase all or a portion (in integral multiples of $1,000; provided that the Issuer will repurchase Securities of $2,000 or less in whole and not in part) of such Holder’s Securities, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

(b)           Within 30 days following the date upon which any Change of Control shall have occurred, the Issuer will send, electronically or by first class mail, a notice to each Holder, with a copy to the Trustee, offering to purchase the Securities as described above (the “Change of Control Offer”).  The notice to the Holders shall contain instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer.  Such notice shall state:

(1)           that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Securities tendered and not withdrawn will be accepted for payment;

(2)           the purchase price (including the amount of accrued interest) and the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed (other than as may be required by law, the “Change of Control Payment Date”);

(3)           that any Security not tendered will continue to accrue interest;

(4)           that, unless the Issuer defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)           that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form titled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m. New York City time on the third Business Day prior to the Change of Control Payment Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m. New York time on the second Business Day prior to the Change of Control Payment Date, via electronic mail in pdf format, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Security purchased;

(7)           that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered;

(8)           the circumstances and relevant facts regarding such Change of Control; and

(9)           the applicable conditions precedent to such redemption or notice, if any.

(c)         On or before the Change of Control Payment Date, the Issuer will: (i) accept for payment Securities or portions thereof tendered (in integral multiples of $1,000; provided that the Issuer will repurchase Securities of $2,000 or less in whole and not in part) pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered; and (iii) deliver to the Trustee Securities so accepted together with an Officers’ Certificate of the Issuer stating the Securities or portions thereof being purchased by the Issuer.  The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, thereon to, but not including, the Change of Control Payment Date and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered.  Any Securities not so accepted shall be promptly mailed by the Issuer to the Holder thereof.  For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

(d)        Any amounts remaining after the purchase of Securities pursuant to a Change of Control Offer promptly shall be returned by the Trustee to the Issuer.

(e)        The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (a) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer or (b) a notice of redemption relating to the redemption of all of the Securities has been given pursuant to the redemption provisions of Paragraph 5, Paragraph 6 or Paragraph 7 of the Securities and Section 3.03 of this Indenture and, in the event that such redemption is subject to one or more conditions precedent, such conditions have been satisfied or waived.  Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control or other events, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.  The closing date of any such Change of Control Offer made in advance of a Change of Control may be changed to conform to the actual closing date of the Change of Control, provided that such closing date is not earlier than 30 days nor later than 60 days from the date the Change of Control Offer notice is transmitted as described in this Section 4.15.  Additionally, the Issuer may, at its option, include in any Change of Control Offer an early tender payment, early consent payment or consent payment, so long as any such payment is in addition to the purchase price set forth in Section 4.15(a).

(f)         If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 days’ nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date.

(g)        The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer.  To the extent the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15 (or any other provisions of this Indenture relating to a Change of Control), the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 (or any other provisions of this Indenture relating to a Change of Control) by virtue thereof.

SECTION 4.16.     Limitation on Asset Sales.  (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           the Issuer or one or more of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of;

(2)           at least 75% of the consideration received by the Issuer or such Restricted Subsidiaries, exclusive of indemnities, as the case may be, from such Asset Sale is cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (a) any liabilities of the Issuer or any such Restricted Subsidiary, as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet (or in the notes thereto), that are assumed by the transferee of any such assets, (b) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within one year of the time of such disposition, to the extent of the cash or Cash Equivalents received and (c) any Designated Non-Cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $125.0 million and 4.0% of the Issuer’s Total Assets, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, will be deemed to be cash for the purposes of this clause (2); and

(3)           upon the consummation of an Asset Sale, the Issuer applies directly or through a Restricted Subsidiary of the Issuer, or causes one or more of its Restricted Subsidiaries to apply, an amount equal to the Net Cash Proceeds relating to such Asset Sale within 450 days after receipt thereof, at the option of the Issuer, either (A) to repay any Secured Indebtedness the Incurrence of which was permitted by this Indenture (and, if the Indebtedness repaid is revolving credit Indebtedness other than that governed by a “borrowing base” calculation, to correspondingly reduce commitments with respect thereto), other than Indebtedness owed to the Issuer or another Restricted Subsidiary, (B) to repay any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, (C) to repay or repurchase Pari Passu Indebtedness (provided that the Issuer shall (i) redeem or repurchase at least a pro rata portion of the Securities (based on the amount so applied to such repayments or repayments or repurchases of Pari Passu Indebtedness), by, at the Issuer’s option, (a) redeeming Securities as described under Paragraph 5, Paragraph 6 or Paragraph 7 of the Securities and Section 3.03 or (b) through privately negotiated transactions or open market purchases (to the extent such purchases are a price at or above 100% of the principal amount thereof plus the amount of accrued but unpaid interest, if any, thereon) or (ii) offer to redeem or repurchase at least a pro rata portion of the Securities (based on the amount so applied to such repayments or repayments or repurchases of Pari Passu Indebtedness) by making an offer (in accordance with the procedures set forth below for a Net Proceeds Offer) to all Holders to purchase the Securities at a price at or above 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Securities that would otherwise be prepaid), (D) to make capital expenditures or to reinvest in Productive Assets (or enter into a binding commitment to reinvest, if such reinvestment is effected within 180 days after the date of such commitment), or (E) a combination of prepayment, reduction and investment permitted by the foregoing clauses (3)(A) through (3)(D);

provided that (i) the 75% limitation referred to above will not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation, and (ii) with respect to any Asset Sale, the determination of compliance with clauses (1) and (2) above may be made, at the Issuer’s option, on either (x) the date on which such Asset Sale is completed or (y) the date on which a definitive agreement for such Asset Sale is entered into. On the 451st day after an Asset Sale (or the 181st day after the entry into a binding commitment to reinvest) or such earlier date, if any, as the Issuer may select, in its sole discretion (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds that have not been so applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3) of the preceding sentence (each, a “Net Proceeds Offer Amount”) the Issuer will make an offer to repurchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date (or such longer period as may be required by law), from all Holders, that amount of Securities equal to the aggregate amount of Net Cash Proceeds that have not been so applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3) of the preceding sentence multiplied by a fraction, the numerator of which is the aggregate principal amount of Securities then outstanding and the denominator of which is the sum of the aggregate principal amount of Securities and Pari Passu Indebtedness then outstanding (the “Pro Rata Amount”), at a price equal to 100% of the principal amount of the Securities to be repurchased, plus accrued interest to the date of repurchase.

(b)           Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $50.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Issuer and its Restricted Subsidiaries aggregates at least $50.0 million, at which time the Issuer will apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer, the first date the aggregate of all such deferred Net Proceeds Offer Amounts is at least $50.0 million being deemed to be a Net Proceeds Offer Trigger Date.  To the extent that the aggregate purchase price of Securities tendered pursuant to any Net Proceeds Offer is less than the Pro Rata Amount, the Issuer or any Subsidiary Guarantor may use such amount for any purpose not prohibited by this Indenture.  Upon completion of any Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset to zero.

(c)           Notwithstanding Sections 4.16(a) and (b), the Issuer and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such provisions to the extent:

(1)           at least 50% of the consideration for such Asset Sale constitutes Productive Assets; and

(2)           such Asset Sale is for fair market value; provided that the fair market value of any consideration not constituting Productive Assets received by the Issuer or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this Section 4.16(c) will constitute Net Cash Proceeds subject to the provisions of Sections 4.16(a) and (b).

In the event of the transfer of substantially all, but not all, of the property and assets of the Issuer and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation will be deemed to have sold the properties and assets of the Issuer and its Restricted Subsidiaries not so transferred for purposes of this Section 4.16, and will comply with the provisions of this Section 4.16 with respect to such deemed sale as if it were an Asset Sale.  In addition, the fair market value of such properties and assets of the Issuer or its Restricted Subsidiaries deemed to be sold will be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

(d)         Notice of a Net Proceeds Offer will be provided to Holders as shown on the register of Holders at their last registered address not less than 30 days nor more than 60 days before the Net Proceeds Offer Payment Date, with a copy to the Trustee.  The notice shall contain instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

(1)           that the Net Proceeds Offer is being made pursuant to this Section 4.16, that all Securities tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Trustee will select the Securities or portions thereof to be repurchased (with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $2,000 or multiples thereof shall be purchased) among the Holders as follows: (i) if the Securities are listed, in compliance with any applicable requirements of the principal national securities exchange on which the Securities are listed; or (ii) if the Securities are not so listed, on a pro rata basis, by lot or by any other method the Trustee considers fair and appropriate.  A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

(2)           the Net Proceeds Offer Amount (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date (or such longer period as may be required by law) and which shall be at least five Business Days after the Trustee receives notice thereof from the Issuer);

(3)           that any Security not tendered will continue to accrue interest;

(4)           that, unless the Issuer defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

(5)           that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Offer Payment Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, via electronic mail in pdf format, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

(7)           that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided, however, that each Security purchased and each new Security issued shall be in an original principal amount of $2,000 or any greater integral multiple of $1,000 thereof; and

(8)        the applicable conditions precedent to such redemption or notice, if any.

(e)        On or before the Net Proceeds Offer Payment Date, the Issuer shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers’ Certificate of the Issuer stating the Securities or portions thereof being purchased by the Issuer.  The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any.  For purposes of this Section 4.16, the Trustee shall act as the Paying Agent. Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer promptly shall be returned by the Trustee to the Issuer.

(f)          If an offer is made to repurchase the Securities pursuant to a Net Proceeds Offer, the Issuer will and will cause its Restricted Subsidiaries to comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16 (or any other provisions of this Indenture relating to Asset Sales), the Issuer shall comply with the applicable securities laws, regulations and obligations and shall not be deemed to have breached their obligations hereunder by virtue thereof.

SECTION 4.17.     Limitation on guarantees by Restricted Subsidiaries.

(a)           From and after the Effective Date, the Issuer will not permit any Wholly Owned Domestic Restricted Subsidiary (other than a Subsidiary Guarantor or an Immaterial Subsidiary) directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Issuer, other than:

(A)           Indebtedness incurred in reliance on and in compliance with Section 4.04(a);

(B)           Indebtedness incurred in reliance on clause (12) (to the extent the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was permitted to be guaranteed by Restricted Subsidiaries that are not Subsidiary Guarantors) of the definition of Permitted Indebtedness;

(C)           Hedge Agreements in reliance on clause (4) of the definition of Permitted Indebtedness; or

(D)           additional Indebtedness incurred in reliance on clause (13) or (14) of the definition of Permitted Indebtedness,

unless, in any such case (except as otherwise provided in Section 10.17)

(x)           such Restricted Subsidiary has executed and delivered or, within 10 Business Days thereof,  executes and delivers a supplemental indenture to this Indenture, providing a Guarantee of payment of the Securities by such Restricted Subsidiary in the form required by this Indenture; and

(y)           if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated in right of payment to the Securities, the Guarantee or other instrument provided by such Restricted Subsidiary in respect of such Subordinated Indebtedness is similarly subordinated in right of payment to the Guarantee of the Securities.

(b)           Any Guarantee of the Securities by a Restricted Subsidiary shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

(1)           (a) such Subsidiary Guarantor being released from any and all guarantees of Indebtedness of the Issuer (other than guarantees permitted to be provided by non-Subsidiary Guarantor Restricted Subsidiaries pursuant to Section 4.17(a), and (b) if such Subsidiary Guarantor will remain a Subsidiary of the Issuer, it has no other outstanding Indebtedness other than Indebtedness that could be incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor of the Securities on the date of the proposed release of such Subsidiary Guarantor’s guarantee;

(2)           the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such guarantee of the Securities was executed and delivered pursuant to Section 4.17(a);

(3)           any designation of such Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.03 and the definition of “Unrestricted Subsidiary”;

(4)           any sale or other disposition (by merger or otherwise) (i) to any Person that is not a Subsidiary Guarantor (other than an Immaterial Subsidiary), of all of the Capital Stock of, or all or substantially all of the assets of, such Restricted Subsidiary or (ii) of any portion of the Capital Stock of such Restricted Subsidiary that results in such Restricted Subsidiary ceasing to be a Wholly Owned Domestic Restricted Subsidiary of the Issuer; provided, however, that

(x)           such sale or disposition of such Capital Stock or assets is otherwise permitted by the terms of this Indenture; and

(y)           such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed

           (c)         Any Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Subsidiary Guarantor until such time as it ceases to be an Immaterial Subsidiary, within 10 Business Days after which it shall provide a Guarantee as contemplated by Section 4.17(a)(D)(x) above.  If, at the end of the most recent fiscal year for which internal financial statements of the Issuer are then available, all Immaterial Subsidiaries, in the aggregate, have total assets as of the end of the most recent fiscal year for which internal financial statements are then available in excess of 5.0% of the Issuer’s Total Assets and Total Revenues as of the end of the most recent fiscal year for which internal financial statements are then available in excess of 5.0% of the Issuer’s Total Revenues, one or more of such Subsidiaries shall, within 10 Business Days after such internal financial statements of the Issuer becoming available, provide a Guarantee so that in the aggregate the Total Assets of all Immaterial Subsidiaries that are not Subsidiary Guarantors as of the end of such fiscal year are not in excess of 5.0% of the Issuer’s Total Assets and their Total Revenues as of the end of the most recent fiscal year for which internal financial statements are then available are not in excess of 5.0% of the Issuer’s Total Revenues.

SECTION 4.18.     Suspension of Covenants on Achievement of Investment Grade Status.

(a)           Following the first day after the Effective Date that:

(1)           the Securities have achieved Investment Grade Status; and

(2)           no Default or Event of Default has occurred and is continuing under this Indenture,

then, beginning on that day and continuing until the Reversion Date (as defined below), the Issuer and its Restricted Subsidiaries will not be subject to the provisions of this Indenture set forth in (collectively, the ‘‘Suspended Covenants’’):

(i)              Section 4.03;

(ii)             Section 4.04;

(iii)            Section 4.12;

(iv)            Section 4.13;

(v)             Section 4.16;

(vi)            Section 4.17; and

(vii)           clause (2) of Section 5.01.

(b)           If at any time (a)(i) the Securities cease to have such Investment Grade Status and/or (ii) the Issuer or any of its Affiliates enters into an agreement to effect a transaction and one or more of the Rating Agencies indicate that if consummated, that transaction (alone or together with any related recapitalization or refinancing transactions) would cause that Rating Agency to withdraw its Investment Grade Status for such Securities or downgrade the ratings assigned to the Securities below an Investment Grade Status or (b) a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated under this Indenture as if such covenants had never been suspended (the ‘‘Reversion Date’’) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Securities subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Securities maintain an Investment Grade Status and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Securities or the Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.  The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the ‘‘Suspension Period.’’

(c)           On the applicable Reversion Date: (i) all Indebtedness Incurred or Preferred Stock issued during such Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the definition of “Permitted Indebtedness”; (ii) after any Reversion Date calculations of the amount available to be made as Restricted Payments under Section 4.03 will be calculated as though the covenant described under Section 4.03 had been in effect since the Issue Date and throughout the Suspension Period; (iii) any Affiliate Transaction entered into after the applicable Reversion Date pursuant to an agreement entered into during such Suspension Period shall be deemed to be permitted pursuant to clause (iii) of Section 4.12(2); and (iv) for purposes of Section 4.13 all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been entered pursuant to clause (5)(A) of Section 4.13.  No Subsidiary may be designated as an Unrestricted Subsidiary during the Suspension Period, unless such designation would have complied with Section 4.03 as if such covenant were in effect during such period.  In addition, during the Suspension Period, the obligation to grant further Guarantees will be suspended.  Upon the Reversion Date, the obligation to grant Guarantees will be reinstated.

(d)           The Issuer shall provide an Officers’ Certificate to the Trustee indicating the commencement of any Suspension Period or the Reversion Date.  The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer and its Restricted Subsidiaries’ future compliance with their covenants or (iii) notify the Holders of the commencement of the Suspension Period or the Reversion Date.

SECTION 4.19.     Limitation on Activities of Escrow Issuer.  Prior to the Effective Date, the Escrow Issuer will not engage in any business activity (other than issuing the Securities, performing its obligations under this Indenture, the Escrow Agreement and the Securities, or redeeming the Securities if permitted or required by the terms of the Securities, and conducting such other activities as are necessary or appropriate to carry out the foregoing activities) or enter into any transaction or agreement (including, without limitation, making any Restricted Payment, incurring any Indebtedness, incurring any Liens, entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transaction with its Affiliates) except in the ordinary course of business or necessary to effectuate the Transactions substantially in accordance with the description of the Transactions set forth in the Offering Memorandum, together with such amendments, modifications and waivers that are not, individually or in the aggregate, materially adverse to the Issuer and its Subsidiaries (after giving effect to the consummation of the Transactions), taken as a whole, or to the Holders of the Securities, as determined by the Issuer in good faith.

ARTICLE 5

Successor Corporation

SECTION 5.01.      Merger, Consolidation and Sale of Assets.  (a) The Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any of its Restricted Subsidiaries to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Issuer’s assets (determined on a consolidated basis for the Issuer and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)           either (A) the Issuer or a Restricted Subsidiary of the Issuer shall be the surviving or continuing Person or (B) the Person, if other than the Issuer or a Restricted Subsidiary of the Issuer, formed by such consolidation or into which the Issuer is merged or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Issuer’s assets determined on a consolidated basis for the Issuer and its Restricted Subsidiaries (the “Surviving Entity”), (x) shall be a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement to be performed or observed on the part of the Issuer;

(2)           immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above, including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction, either (A) the Issuer or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to Section 4.04 or (B) the Consolidated Fixed Charge Coverage Ratio for the Issuer or such Surviving Entity, as the case may be, immediately following such transaction would be equal to or greater than such ratio for the Issuer immediately prior to such transaction;

(3)           immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above, including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)           the Issuer or such Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (on which the Trustee may conclusively and exclusively rely), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, shall comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the execution of such supplemental indenture have been satisfied.

For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer, other than to a Wholly Owned Restricted Subsidiary of the Issuer, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Issuer, in accordance with the foregoing, in which the Issuer is not the continuing Person, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Securities with the same effect as if such Surviving Entity had been named as such and the Issuer shall be relieved of all of its obligations and duties under this Indenture and the Securities.

Notwithstanding the foregoing, the “Escrow Merger,” as described in the Offering Memorandum, may be completed without compliance with clause (2) or (3) above.

(b)        Each Subsidiary Guarantor, other than any Subsidiary Guarantor whose guarantee is to be released in accordance with the terms of the Guarantee and this Indenture, will not, and the Issuer will not cause or permit any such Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Issuer or any other Subsidiary Guarantor unless:

(1)           the entity formed by or surviving any such consolidation or merger, if other than such Subsidiary Guarantor, or to which such sale, lease, conveyance or other disposition shall have been made is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)           such entity assumes by supplemental indenture all of the obligations of such Subsidiary Guarantor under the Guarantee; and

(3)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Any merger or consolidation of a Subsidiary Guarantor with and into the Issuer, with the Issuer being the Surviving Entity, or into another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Issuer, need not comply with this Section 5.01.

SECTION 5.02.     Successor Substituted.  Upon any such consolidation, merger, conveyance, lease or transfer of all or substantially all of the assets of the Issuer in accordance with Section 5.01, in which the Issuer is not the surviving Person, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Securities with the same effect as if such successor had been named as the Issuer herein and therein.  When a Surviving Entity assumes all of the Obligations of the Issuer hereunder and under the Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such Obligations.

ARTICLE 6

Default and Remedies

SECTION 6.01.     Events of Default.  An “Event of Default” means any of the following events:

(a)           the failure to pay interest on any Securities when the same becomes due and payable and the Default continues for a period of 30 days;

(b)           the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to repurchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer;

(c)           a Default in the observance or performance of any other covenant or agreement contained in this Indenture, which Default continues for a period of 60 days after the Issuer receives written notice specifying the Default, and demanding that such Default be remedied, from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities;

(d)           the failure to pay at final maturity, giving effect to any extensions thereof, the principal amount of any Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer that is a Significant Subsidiary (a “Payment Default”), other than intercompany Indebtedness, and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Issuer or such Restricted Subsidiary of notice of any such acceleration, if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $50.0 million or more at any time;

(e)           any final judgment or final judgments for the payment of money in excess (net of amounts covered by third-party insurance with insurance carriers who in the reasonable judgment of the Issuer are creditworthy and who have not disclaimed liability with respect to such judgment or judgments) of $50.0 million is rendered by a court of competent jurisdiction against the Issuer or any Restricted Subsidiary of the Issuer that is a Significant Subsidiary and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect;

(f)           the Issuer or any Restricted Subsidiary of the Issuer that is a Significant Subsidiary: (i) admits in writing its inability to pay its debts generally as they become due; (ii) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself; (iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law; (iv) consents to the appointment of a Custodian of it or for substantially all of its property in connection with a bankruptcy or insolvency proceeding under a Bankruptcy Law; (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it under a Bankruptcy Law; (vi) makes a general assignment for the benefit of its creditors under a Bankruptcy Law; or (vii) takes any partnership or corporate action, as the case may be, to authorize or effect any of the foregoing;

(g)           a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Issuer or any Restricted Subsidiary of the Issuer that is a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall: (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Issuer or any such Significant Subsidiary of the Issuer in connection with a bankruptcy or insolvency proceeding under a Bankruptcy Law; (ii) appoint a Custodian of the Issuer or any such Significant Subsidiary of the Issuer or for substantially all of any of their property in connection with a bankruptcy or insolvency proceeding under a Bankruptcy Law; or (iii) order the winding-up or liquidation of its affairs in connection with a bankruptcy or insolvency proceeding under a Bankruptcy Law; and, in each case, such judgment, decree or order shall remain unstayed and in effect for a period of at least 60 consecutive days; or

(h)           any of the Guarantees ceases to be in full force and effect (except as permitted by this Indenture) or any of the Guarantees is held in a judicial proceeding to be null and void and unenforceable or any of the Guarantees is found to be invalid by a final judgment or order that is not appealable or any of the Subsidiary Guarantors denies its liability under its Guarantee, other than by reason of a release of a Subsidiary Guarantor in accordance with the terms of this Indenture.

For the avoidance of doubt, after the commencement of an event (an “Insolvency Event”) specified in clause (f) or clause (g) above with respect to any Restricted Subsidiary that is not a Significant Subsidiary, if such Restricted Subsidiary subsequently becomes a Significant Subsidiary, the occurrence of any events described in clause (f) or clause (g) above with respect to such Restricted Subsidiary arising from or in connection with such previously commenced Insolvency Event shall not constitute an Event of Default pursuant to such clause (f) or clause (g).

SECTION 6.02.     Acceleration.  During the continuance of any Event of Default specified in this Indenture (other than an Event of Default with respect to bankruptcy proceedings of the Issuer), the Trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the Securities to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same will become immediately due and payable. If an Event of Default with respect to bankruptcy proceedings of the Issuer occurs and is continuing, then such amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (f) or (g) of Section 6.01, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a Payment Default) unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default at the Corporate Trust Office of the Trustee and such notice reference the Securities and this Indenture.

SECTION 6.03.     Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.     Waiver of Past Defaults.  Subject to Sections 2.09, 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities by written notice to the Trustee may waive any existing Default or Event of Default and its consequences, except a Default in the payment of the principal of or interest on any Security as specified in clauses (a) and (b) of Section 6.01.  When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05.     Control by Majority.  The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may, in the sole judgment of the Trustee, give rise to or subject the Trustee to personal liability; provided that the Trustee may take any other action deemed proper by the Trustee.

In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.     Limitation on Suits.  A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)           the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)           the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer to the Trustee indemnity or security satisfactory to the Trustee in its sole judgment, against any loss, liability or expense;

(4)           the Trustee does not comply with the request within 30 days after receipt of the request and the offer described in clause (3) above; and

(5)           during such 30-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.     Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of the Holder.

SECTION 6.08.     Collection Suit by Trustee.  If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, which would require by the Trustee the possession of any of the Securities or the production thereof in any proceedings related thereto, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the actual, documented and reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, the Subsidiaries of the Issuer, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.     Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First:  to the Trustee and its agents for amounts due under Section 7.07;

Second:  if the Holders are forced to proceed against the Issuer directly without the Trustee, to Holders for their reasonable collection costs;

Third:  to holders of any Indebtedness of the Issuer secured by a Lien and, if such money or property has been collected from a Subsidiary Guarantor, to the holders of Indebtedness of such Subsidiary Guarantor secured by a Lien;

Fourth:  to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Fifth:  to the Issuer.

The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.     Undertaking for Costs.  Each party to this Indenture agrees and each Holder of any Security by its acceptance thereof shall be deemed to have agreed that, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit instituted by the Issuer or the Issuer, any suit instituted by the Trustee, any suit instituted by a Holder pursuant to Section 6.07, or any suit instituted by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

SECTION 6.12.     Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holders, then and in every such case, subject to any determination in such proceeding, the Issuer, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE 7

Trustee

SECTION 7.01.     Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           The Trustee need perform only those duties as are expressly and specifically set forth in this Indenture or the TIA and no covenants, duties or obligations whatsoever shall be implied under this Indenture that are adverse to the Trustee; and

(2)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section 11.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)           This paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(2)           The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall reasonably believe that repayment of such funds is not assured to it or it does not receive an indemnity that is, in its sole discretion, adequate against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f)           The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuer.  Assets held in trust by the Trustee need not be segregated from other assets of the Trustee except to the extent required by law.

(g)           In the absence of bad faith, gross negligence or willful misconduct on the part of the Trustee, the Trustee shall not be accountable for the use of any of the Securities delivered hereunder or the proceeds thereof.

SECTION 7.02.     Rights of Trustee.  Subject to Section 7.01:

(a)           The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate of the Issuer and an Opinion of Counsel, which shall conform to the provisions of Sections 11.04 and 11.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e)           The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole judgment against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)           Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article 4 hereof. The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has received written notice thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(h)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney.

(i)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j)           The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03.     Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, the Subsidiaries of the Issuer, or their respective Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.     Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities (other than the certificate of authentication of the Trustee), it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05.     Notice of Default.  If an Event of Default occurs and is continuing and the Trustee receives written notice of such event, the Trustee shall mail to each Holder, as their names and addresses appear on the Holder list described in Section 2.05, notice of the uncured Event of Default within 90 days after the Trustee receives such notice.  Except in the case of an Event of Default in payment of principal of, or interest on, any Security, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, the Trustee shall not be deemed to have knowledge or notice of an Event of Default unless a Responsible Officer of the Trustee has received written notice of such Event of Default.  The Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interest of the Holders.  As used herein, the term “actual knowledge” means the actual fact or state of knowing, without any duty to make any investigation with regard thereto.

SECTION 7.06.     Reports by Trustee to Holders.  Within 60 days after May 15 of each year, beginning with May 15, 2017, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of May 15 that complies with TIA § 313(a).  The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

The Issuer shall notify the Trustee in writing if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.     Compensation and Indemnity.  The Issuer shall pay to the Trustee from time to time compensation for its services hereunder which compensation shall be agreed to from time to time in writing by the Issuer and the Trustee.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee upon written request for all reasonable and documented out-of-pocket disbursements, expenses and advances (including reasonable and documented fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements.  Such expenses shall include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents, accountants, experts and counsel. When the Trustee incurs expenses or renders services after an Event of Default pursuant to Section 6.01(f) or Section 6.01(g) hereof, the expenses and compensation for such services, including the fees and expenses of its agents and counsel, are intended to constitute expenses of administration under the Bankruptcy Law or any similar federal or state law for the relief of debtors.

The Issuer shall indemnify the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense, including taxes (other than taxes based upon, measured or determined by the income of the Trustee), incurred by them except for such actions to the extent caused by any gross negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder.  The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity.  At the Trustee’s reasonable discretion, the Issuer shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee.  Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer will not be required to pay such fees and expenses if it assumes the Trustee’s defense and there is no conflict of interest between the Issuer and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee.  The Issuer need not pay for any settlement made without its written consent.  The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its gross negligence, bad faith or willful misconduct.

To secure the Issuer’s payment Obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee. Such lien will survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (f) or (g) of Section 6.01 occurs, the expenses and the compensation for the services shall be paid to the extent allowable under any Bankruptcy Law.  The Issuer’s Obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Issuer’s Obligations pursuant to Article 8 and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.     Replacement of Trustee.  The Trustee may resign at any time by so notifying the Issuer in writing at least 30 days in advance of such resignation and be discharged from the trust created hereby by so notifying the Issuer.  The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuer and the Trustee in writing and may appoint a successor trustee.  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only with the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  The Issuer may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10;

(2)           the Trustee is adjudged bankrupt or insolvent;

(3)           a receiver or other public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify in writing each Holder of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction at the expense of the Issuer for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s Obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     Successor Trustee by Merger, etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article 7.

SECTION 7.10.     Eligibility; Disqualification.  This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2), if applicable, and 310(a)(5).  The Trustee shall be a commercial bank with trust powers or a trust company, which shall have (or, in the case of a financial institution, commercial bank with trust powers or a trust company included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authorities, so long as any of the Securities are outstanding.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11.      Preferential Collection of Claims Against Issuer.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.  The provisions of TIA § 311 shall apply to the Issuer and any other obligor of the Securities.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01.     Termination of the Issuer’s Obligations.  The Issuer may terminate all of its obligations under this Indenture (except as provided below) when:

(i)           all outstanding Securities theretofore authenticated have been delivered to the Trustee for cancellation and the Issuer has paid or caused to be paid all sums payable under this Indenture by the Issuer; or

(ii)           the Issuer has called for redemption (or has irrevocably instructed the Trustee to do so on its behalf) pursuant to this Indenture of all of the Securities, deposited the amounts described in Section 8.03(a), satisfied the conditions in clauses (i) and (ii) of the proviso to Section 8.03(a) and delivered the Officers’ Certificate and Opinion of Counsel described in Section 8.03(f).

Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Notwithstanding this Section 8.01, the Issuer’s and the Issuer’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08.  After the Securities are no longer outstanding, only the Issuer’s and the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

After such delivery or irrevocable deposit, the Trustee shall acknowledge in writing the discharge of the Issuer’s and Subsidiary Guarantors’ obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 8.02.     Legal Defeasance and Covenant Defeasance.

(a)           The Issuer may, at its option by Board Resolution of the Board of Directors of the Issuer, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.03.

(b)           Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuer and each Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under Section 8.03 shall cease to be subject to any other obligations, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due; (ii) the Issuer’s obligations with respect to such Securities under Sections 2.05, 2.06, 2.07, 2.08 and 4.02; (iii) the rights, obligations and immunities of the Trustee under this Indenture; and (iv) this Article 8.  Subject to compliance with this Section 8.02, the Issuer may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

(c)           Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from their Obligations under the covenants contained in Sections 4.03, 4.04, 4.08, 4.09, 4.10 and 4.12 through 4.19 and Article 5 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Section 8.03 shall cease to be subject to any other obligations.  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.  In addition, upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03, Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f) and 6.01(h) shall not constitute Events of Default.

SECTION 8.03.     Conditions to Legal Defeasance or Covenant Defeasance.  The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) to the outstanding Securities:

(a)           the Issuer irrevocably deposits, or causes to be deposited, with the Trustee, in trust for the benefit of the Holders pursuant to an irrevocable trust and security agreement (i) U.S. Legal Tender, (ii) U.S. Government Obligations or (iii) a combination thereof, in an amount sufficient after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Securities, U.S. Legal Tender in an amount which is sufficient to pay the principal of, premium, if any, and interest on the Securities then outstanding on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities (with the sufficiency of such amount to be based on the advice of a nationally recognized investment banking firm or firm of independent certified public accountants reasonably acceptable to the Trustee expressed in a written certification thereof delivered to the Trustee if such deposit includes any U.S. Government Obligations); provided, however, that (i)  the Trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee; and (ii) the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities;

(b)           in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel from independent counsel reasonably satisfactory to the Trustee or a tax ruling from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to U.S. federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred and such Opinion of Counsel in the United States must be based on a public or private ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law or regulation; and

(c)           in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to U.S. federal income tax at the same amounts and in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

(d)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to this Indenture resulting from the incurrence of Indebtedness all or a portion of which will be used to defease the Securities concurrently with such incurrence);

(e)           such Legal Defeasance or Covenant Defeasance shall not result in a default under this Indenture or any other material agreement or instrument to which the Issuer or the Issuer is a party or by which the Issuer or the Issuer is bound other than agreements or instruments to be discharged or terminated in connection therewith; and

(f)           the Issuer shall have delivered to the Trustee an Officers’ Certificate of the Issuer and an Opinion of Counsel each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with or waived.

Notwithstanding the foregoing, the Opinion of Counsel required by clauses (b) and (c) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year.

SECTION 8.04.     Application of Trust Money.  The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article 8, and shall apply the deposited U.S. Legal Tender and the U.S. Legal Tender from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.  The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Issuer.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Notwithstanding the foregoing, if there is a tender offer by the Issuer for outstanding Securities that is in progress at the time of such deposit, such money deposited with the Trustee pursuant to this Article 8 may be applied to pay any cash consideration for any Securities validly tendered into such tender offer and not validly withdrawn.

SECTION 8.05.     Repayment to the Issuer.  Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money.  The Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer.  After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law abandoned property designates another Person.

SECTION 8.06.     Reinstatement.  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Issuer’s Obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article 8; provided that if the Issuer has made any payment of interest on or principal of any Securities because of the reinstatement of its Obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments, Supplements and Waivers

SECTION 9.01.     Without Consent of Holders.  The Issuer and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to evidence the succession in accordance with Article 5 hereof of another Person to the Issuer and the assumption by any such successor of the covenants of the Issuer herein and in the Securities;

(3)           to provide for the issuance of Additional Securities in accordance with the provisions set forth in this Indenture or to provide for uncertificated Securities in addition to or in place of certificated Securities;

(4)           to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

(5)           to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder in any material respect;

(6)           to add a Subsidiary Guarantor or an additional obligor under this Indenture, or to release a Subsidiary Guarantor from its obligations under this Indenture and its Guarantee in accordance with the terms of this Indenture;

(7)           to conform any provision of this Indenture, the Securities or the Guarantees to the text of the section entitled “Description of Notes” in the Offering Memorandum, to the extent that such provision in such “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Securities or the Guarantees, as certified to the Trustee in an Officers’ Certificate; or

(8)           to secure the Securities and the Guarantees;

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate of the Issuer, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.     With Consent of Holders.  Subject to Section 6.07, the Issuer and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount, unless a greater principal amount is specified herein, of the outstanding Securities, may amend or supplement this Indenture or the Securities, without notice to any other Holders.  Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount, unless a greater principal amount is specified herein, of the outstanding Securities may waive compliance by the Issuer or the Issuer with any provision of this Indenture or the Securities without notice to any other Holder.  Without the consent of each Holder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

(1)           reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the rate of or extend the time for payment of interest, including defaulted interest, on any Securities;

(3)           reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption (other than a change to the required notice period), or reduce the redemption price therefor;

(4)           make any Securities payable in money other than that stated in the Securities;

(5)           make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of or interest on the Securities); or

(6)           adversely affect the ranking of the Securities or the Guarantees as to contractual right of payment.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement, waiver or supplemental indenture.

SECTION 9.03.     Compliance with TIA.  From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.     Revocation and Effect of Consents.  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers’ Certificate of the Issuer certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

SECTION 9.05.     Notation on or Exchange of Securities.  If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.     Trustee to Sign Amendments, etc.  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article 9; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture.  The Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate of the Issuer each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture.

ARTICLE 10

Guarantee of Securities

SECTION 10.01.     Unconditional Guarantee.  Each of the Subsidiary Guarantors hereby, jointly and severally and unconditionally guarantees, on a senior unsecured basis (such guarantee to be referred to herein as a “Guarantee”) to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that:  (a) the principal of and interest on the Securities shall be promptly paid in full when due (subject to any applicable grace periods) whether at maturity, upon redemption, upon repurchase at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other Obligations of the Issuer to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, subject, however, in the case of (a) and (b) to the limitations set forth in Section 10.04.  Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or under the Securities, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately.  An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the Obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the Obligations of the Issuer.

Each of the Subsidiary Guarantors hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.  Each of the Subsidiary Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the Obligations contained in the Securities, this Indenture and this Guarantee.  This Guarantee is a guarantee of payment and not of collection.  If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Subsidiary Guarantor, any amount paid by the Issuer or such Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (b) in the event of any acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Guarantee.

No stockholder, officer, director, employee, agent or incorporator, past, present or future, of any Subsidiary Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee, agent or incorporator.

Each Subsidiary Guarantor (other than the Issuer) that makes a payment or distribution under its Guarantee will be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor (other than the Issuer), determined in accordance with GAAP.

SECTION 10.02.     Limitations on Guarantees.  The Obligations of each Subsidiary Guarantor (other than the Obligations of the Issuer under its Guarantee) will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under any laws of the United States, any state or territory of the United States or the District of Columbia.

SECTION 10.03.     Execution and Delivery.  Each of the Subsidiary Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect (unless released in accordance with Section 10.04) notwithstanding any failure to endorse on any Security a notation of such Guarantee.

If an Officer of a Subsidiary Guarantor whose signature is on this Indenture no longer holds that or any office at the time the Trustee authenticates any Security, such Subsidiary Guarantor’s Guarantee of such Security shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

SECTION 10.04.     Release of a Subsidiary Guarantor.

(a)           Upon (i) the sale or disposition of the Capital Stock of a Subsidiary Guarantor (other than the Issuer) by the Issuer that is permitted by Section 4.16 or the consolidation or merger of a Subsidiary Guarantor with or into any Person in compliance with Article 5, in each case, (A) other than to the Issuer or a Subsidiary Guarantor and (B) in a transaction following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary or (ii) the liquidation or dissolution of any Subsidiary Guarantor (other than the Issuer) in accordance with this Indenture, such Subsidiary Guarantor’s Guarantee pursuant to this Article 10 shall be released, and such Subsidiary Guarantor shall be deemed released from all Obligations under this Indenture and the Securities without any further action required on the part of the Trustee or any Holder.  In addition, a Subsidiary Guarantor shall be released from its Guarantee under the conditions specified in Section 4.17(b), and all Subsidiary Guarantors shall be released from their Guarantees (x) upon Legal Defeasance or Covenant Defeasance as provided in Article 8 or (y) upon discharge of this Indenture in accordance with the terms hereof. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article 10.  Concurrently with the defeasance or satisfaction and discharge of the Securities under Article 8 hereof, the Subsidiary Guarantors shall be released from all of their Obligations under this Indenture and the Securities.

(b)           The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request by the Issuer or such Subsidiary Guarantor accompanied by an Officers’ Certificate of the Issuer and, upon written request, an Opinion of Counsel certifying as to the compliance with this Section 10.04; provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers’ Certificates of the Issuer.

The Trustee shall execute any documents reasonably requested by the Issuer or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its Obligations under its Guarantee pursuant to this Article 10.

Except as set forth in Articles 4 and 5 and this Section 10.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Issuer or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Issuer or another Subsidiary Guarantor.

SECTION 10.05.     Waiver of Subrogation.  Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Subsidiary Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer’s Obligations under the Securities or this Indenture and such Subsidiary Guarantor’s Obligations under its Guarantee under this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the Obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

SECTION 10.06.     Obligations Continuing.  Subject to Section 10.04, the Obligations of each Subsidiary Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Obligations have been paid and satisfied in full.

SECTION 10.07.     Obligations Reinstated.  Subject to Section 10.04, the Obligations of each Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the Obligations of any Subsidiary Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Subsidiary Guarantor or otherwise, all as though such payment had not been made.  If demand for, or acceleration of the time for, payment by the Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer, all such Obligations otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Subsidiary Guarantor as provided herein.

SECTION 10.08.     Waiver.  Without in any way limiting the provisions of Section 10.01, each Subsidiary Guarantor hereby waives notice or proof of reliance by the Holders upon the Obligations of any Subsidiary Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest or notice of dishonor of any of the Obligations.

SECTION 10.09.     No Obligation to Take Action Against the Issuer.  Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Issuer or any other Person or any property of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their liabilities and Obligations under this Indenture.

SECTION 10.10.     Default and Enforcement.  If any Subsidiary Guarantor fails to pay in accordance with Section 10.01, the Trustee may proceed in its name as Trustee hereunder in the enforcement of the Guarantee of any such Subsidiary Guarantor and such Subsidiary Guarantor’s Obligations hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Subsidiary Guarantor the Obligations under this Indenture.

SECTION 10.11.     Amendment, Etc.  No amendment, modification or waiver of any provision of this Indenture relating to any Subsidiary Guarantor or consent to any departure by any Subsidiary Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Subsidiary Guarantor and the Trustee, other than a release pursuant to Section 10.04.

SECTION 10.12.     Acknowledgment.  Each Subsidiary Guarantor hereby acknowledges communication of the terms of this Indenture and the Securities and consents to and approves of the same.

SECTION 10.13.     Costs and Expenses.  Each Subsidiary Guarantor shall pay on demand by the Trustee any and all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and disbursements) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 10.14.     No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges in the Guarantee under this Indenture, the Securities and any other document or instrument between a Subsidiary Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 10.15.     Successors and Assigns.  Each Guarantee shall be binding upon and inure to the benefit of each Subsidiary Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Subsidiary Guarantor may assign any of its Obligations hereunder.

SECTION 10.16.     Contribution.  In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (such Subsidiary Guarantor, a “Funding Subsidiary Guarantor”) under its Guarantee, such Funding Subsidiary Guarantor shall be entitled to a pro rata contribution from all other Subsidiary Guarantors based on the net assets (determined in accordance with GAAP) of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Issuer’s Obligations with respect to the Securities or any other Subsidiary Guarantor’s Obligations with respect to its Guarantee hereunder.

SECTION 10.17.     Future Subsidiary Guarantors.  The Issuer shall cause each of its Restricted Subsidiaries to the extent required by Section 4.17, in each case, to execute and deliver a supplemental indenture and thereby become a Subsidiary Guarantor bound by the Guarantee of the Securities on the terms set forth in this Article 10; provided that no Subsidiary that is not a Domestic Subsidiary and no Unrestricted Subsidiary shall be required to become a Subsidiary Guarantor.

ARTICLE 11

Miscellaneous

SECTION 11.01.     TIA Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 11.02     Notices.  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, facsimile, by reputable overnight delivery service or by electronic mail in pdf format, addressed as follows:

if to the Escrow Issuer, the Issuer or any other Subsidiary Guarantor:

c/o Revlon Consumer Products Corporation
One New York Plaza
New York, New York  10004
Attention:  General Counsel
Facsimile No.:  (212) 527-5643

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Facsimile No.: (212) 492-0052
Attention: Lawrence G. Wee, Esq. and Catherine Goodall, Esq.

if to the Trustee:

U.S. Bank National Association
Global Corporate Trust Services
60 Livingston Avenue
EP-MN-WS3C
St. Paul, Minnesota 55107-2292
Facsimile No.: (651) 466-7430

with a copy to:

Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, TN 37219
Facsimile No.: (615) 244-6804
Attention: Beth Vessel, Esq.

Each of the Issuer, the Subsidiary Guarantors and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person.  Any notice or communication to the Issuer and the Subsidiary Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if by facsimile and one Business Day after mailing by reputable overnight courier (except that, notwithstanding the foregoing, a notice of change of address shall not be deemed to have been given until actually received by the addressee).  Notice to the Trustee shall be deemed given when actually received by the Trustee.

Any notice or communication mailed to a Holder shall be mailed by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.     Communications by Holders with Other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 11.04.     Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)           an Officers’ Certificate of the Issuer stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, provided that no such Opinion of Counsel shall be furnished in connection with the authentication of the Securities on the Issue Date.

SECTION 11.05.     Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate of the Issuer required by Section 4.08(a), shall include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, it has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 11.06.     Rules by Trustee, Paying Agent, Registrar.  The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.     Legal Holidays.  A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, or at such place of payment are not required to be open.  If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.     Governing Law.  THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  Each of the parties hereto agrees to submit to the jurisdiction of the state and federal courts located in New York, New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

SECTION 11.09.     No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or any of the Issuer’s Subsidiaries (including the Issuer).  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.     No Recourse Against Others.  A director, officer, employee, stockholder or incorporator, as such, of the Issuer or any Subsidiary Guarantor shall not have any liability for any Obligations of the Issuer or any Subsidiary Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation.  Each Holder by accepting a Security waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.11.     Successors.  All agreements of the Issuer in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12.     Duplicate Originals.  All parties may sign any number of copies of this Indenture.  Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.     Severability.  In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14.     USA PATRIOT Act.  The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account.  The parties to this Agreement agree that they will provide to U.S. Bank National Association such information, in accordance with the USA PATRIOT Act, as it may request, from time to time, in order for U.S. Bank National Association to satisfy the requirements of the USA PATRIOT Act, including, but not limited to, the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

SECTION 11.15.     Force Majeure.  The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility); it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.16.     Counterpart Originals.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.17.     WAIVER OF TRIAL BY JURY.  EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

REVLON ESCROW CORPORATION

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

THE TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Rick Prokosch
	Name:	Rick Prokosch
	Title:	Vice President

[Signature Page to Base Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL SECURITIES,
ADDITIONAL SECURITIES,
AND EXCHANGE SECURITIES

1.           Definitions

1.1         Definitions

Capitalized terms used in this Appendix and not otherwise defined shall have the meanings provided in the Indenture.  For the purposes of this Appendix A and the Indenture as a whole, the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depositary” means The Depository Trust Issuer, its nominees and their respective successors or another Person designated as Depositary by the Issuer, which must be a clearing agency registered under the Exchange Act.

“Distribution Compliance Period,” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Exchange Securities” means (1) the 6.250% Senior Notes due 2024 and issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Global Securities Legend” means the legend set forth under that caption in Exhibit 1 to this Appendix.

“Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Macquarie Capital (USA) Inc. and Barclays Capital Inc., and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Initial Securities” means (1) $450.0 million aggregate principal amount of 6.250% Senior Notes due 2024 issued by the Escrow Issuer on the Issue Date, and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Purchase Agreement” means (1) with respect to the Initial Securities issued by the Escrow Issuer on the Issue Date, the Purchase Agreement, dated as of July 21, 2016, among the Escrow Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives for the Initial Purchasers and (2) any other similar purchase or underwriting agreement relating to Additional Securities.

Appendix A-1

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Issuer, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities whose issuance is registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement, dated August 4, 2016, among the Escrow Issuer and the representatives for the Initial Purchasers and (2) any other similar Registration Rights Agreement relating to Additional Securities.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Securities Legend” means the legend set forth in Section 2.3(e)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a registration statement filed by the Issuer in connection with the offer and sale of Initial Securities pursuant to a Registration Rights Agreement.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

1.2           Other Definitions

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Global Security”	2.1(b)
“Regulation S Global Security”	2.1(b)
“Rule 144A Global Security”	2.1(b)

Appendix A-2

2.           The Securities

2.1           Form and Dating

(a)           The Initial Securities issued on the date hereof will be (i) offered and sold by the Issuer pursuant to a Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S.  Such Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.  Additional Securities offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

(b)           Global Securities.  Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the “Regulation S Global Security”), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture.  Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security or any other Security without a Restricted Securities Legend until the expiration of the Distribution Compliance Period.  The Rule 144A Global Security and the Regulation S Global Security are each referred to herein as a “Global Security” and are collectively referred to herein as “Global Securities”; provided that the term “Global Security” when used in Sections 2.1(b), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 of this Appendix A shall also include any Security in global form issued in connection with a Registered Exchange Offer.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee.  For purposes of this Indenture, Securities resold after an initial resale thereof to “institutional accredited investors” (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) will be treated in the same manner as the Rule 144A Global Security.

(c)           Book-Entry Provisions.  This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture, and pursuant to an authentication order delivered to the Trustee pursuant to Section 2.02 of this Indenture, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer (including any Agent) or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer (including any Agent) or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

Appendix A-3

(d)           Definitive Securities.  Except as provided in Section 2.3 or 2.4 of this Appendix A, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

2.2           Authentication of Exchange Securities.  The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by two Officers Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto.  Such order shall specify the amount of the Securities to be authenticated and the date the Exchange Securities are to be authenticated.  The aggregate principal amount of Securities that may be outstanding at any time is unlimited.

2.3           Transfer and Exchange.

(a)           Transfer and Exchange of Definitive Securities.  When Definitive Securities are presented to the Registrar with a request:

(i)           to register the transfer of such Definitive Securities; or

(ii)           to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(1)           shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)           in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

(A)           if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

(B)           if such Definitive Securities are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

(C)           if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Issuer so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in Section 2.3(e)(i) of this Appendix A.

Appendix A-4

(b)           Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security.  A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

(i)           certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A or (2) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act;

(ii)           if the Issuer so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i) of this Appendix A; and

(iii)           written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled.  If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4 of this Appendix A, the Issuer shall issue and the Trustee shall authenticate, in accordance with Section 2.02 of this Indenture, a new Global Security in the appropriate principal amount.

(c)           Transfer and Exchange of Global Securities.  (i)  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.  Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse of the Initial Securities to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act.

(ii)           If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

Appendix A-5

(iii)           Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 of this Appendix A), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv)           In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix A prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(d)           Restrictions on Transfer of Regulation S Global Security.  (i)  Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Global Security may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (1) to the Issuer, (2) so long as such Security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (5) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.  Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A.  Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.

(ii)           Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law, rules and regulations and the other terms of this Indenture.

Appendix A-6

(e)           Legend.

(i)           Except as permitted by the following paragraphs (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, PARENT OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUEST), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

In the case of the notes sold pursuant to Regulation S, the notes will bear an additional legend substantially to the following effect unless otherwise agreed by us and the holder thereof:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Appendix A-7

To the extent required by Section 1275(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1275-3(b)(1), each Additional Securities or Exchange Securities issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):

“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE ISSUERS AT REVLON CONSUMER PRODUCTS CORPORATION, ONE NEW YORK PLAZA, NEW YORK, NEW YORK 10004, ATTENTION: GENERAL COUNSEL, AND THE ISSUERS WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.”

c/o Revlon Consumer Products Corporation
One New York Plaza
New York, New York  10004
Attention:  General Counsel
Facsimile:  (212) 527-5643

To the extent that any Additional Securities or Exchange Securities are issued at a discount to their stated redemption price at maturity and bear the OID Legend, each group of Additional Securities and Exchange Securities bearing a given amount of original issue discount shall be treated as a separate series only for purposes of the transfer and exchange provisions of this Appendix A.

(ii)           Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

(iii)           After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to the Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such Initial Securities be issued in global form shall continue to apply.

(iv)           Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(v)           Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

Appendix A-8

(vi)           Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(f)           Cancelation or Adjustment of Global Security.  At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee.  At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)           Obligations with Respect to Transfers and Exchanges of Securities.

(i)           To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii)           No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.06, 3.06, 4.16 and 9.05 of this Indenture).

(iii)           Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)           All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(h)           No Obligation of the Trustee.

(i)           The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

Appendix A-9

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates, opinions and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4           Definitive Securities

(a)           A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 of this Appendix A or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 of this Appendix A and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b)           Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.  Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any greater integral multiple of $1,000 thereof and registered in such names as the Depositary shall direct.  Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e) of this Appendix A, bear the Restricted Securities Legend.

(c)           Subject to the provisions of Section 2.4(b) of this Appendix A, the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)           In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii) of this Appendix A, the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

Appendix A-10

EXHIBIT 1
to
APPENDIX A

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE [ISSUER] [ESCROW ISSUER] OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, PARENT OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUEST), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Appendix A-1-1

[Regulation S Legend]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Appendix A-1-2

No. ________	$___________
CUSIP No. ______________

6.250% Senior Notes due 2024

Revlon Escrow Corporation, a Delaware corporation, promises to pay to [               ] or registered assigns, the principal sum of [$       ] Dollars [as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with the Indenture]1 on August 1, 2024.

Interest Payment Dates:  February 1 and August 1

Record Dates: January 15 and July 15

Additional provisions of this Security are set forth on the other side of this Security.

[1]	Insert if a global security.
Appendix A-1-3

REVLON ESCROW CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

U.S. BANK NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

Appendix A-1-4

EXHIBIT A

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

6.250% Senior Notes due 2024

1.           Interest

Revlon Escrow Corporation (to be merged with and into Revlon Consumer Products Corporation (“Products Corporation”)), a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; [provided, however, that the Issuer shall also pay “Additional Interest” (as defined in the Registration Rights Agreement) as it may be required to do so under the Registration Rights Agreement.]2 All references in this Security and in the Indenture to interest payable on any Security shall include any such Additional Interest.  The Issuer will pay interest semi-annually on February 1 and August 1 of each year (each an “Interest Payment Date”), commencing February 1, 2017.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest at the rate of interest then borne by the Securities on overdue installments of principal and on overdue installments of interest to the extent lawful as provided in the Indenture.

2.           Method of Payment

The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled after such Record Date and before the corresponding Interest Payment Date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Issuer may pay principal and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender.  The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.           Paying Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to the Holders.  The Issuer or any of the Issuer’s Subsidiaries may act as Registrar or Paying Agent.

4.           Indenture

The Issuer issued the Securities under an Indenture, dated as of August 4, 2016 (the “Indenture”), between the Escrow Issuer and the Trustee.  The Obligations under this Security and the Indenture will be assumed by Revlon Consumer Products Corporation pursuant to a supplemental indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA and as it may be amended from time to time.  Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.  To the extent there is a conflict or inconsistency between the terms and provisions of this Security and the terms and provisions of the Indenture, the terms and provisions of the Indenture shall govern and be controlling. The Securities are senior, unsecured obligations of the Issuer.

[2]	Note to Draft: To be inserted if applicable.
Appendix A-A-1

5.           Optional Redemption

On and after August 1, 2019 (the “First Call Date”), the Issuer will be entitled, at its option on one or more occasions, to redeem all or any portion of the Securities at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 1 of the years set forth below, plus, in each case, accrued and unpaid interest to, but not including, the Redemption Date, subject to the rights of Holders on the relevant Record Dates occurring prior to the Redemption Date to receive interest due on the relevant Interest Payment Date:

Period	Percentage
2019	104.688%
2020	103.125%
2021	101.563%
2022 and thereafter	100.000%

6.           Optional Redemption upon Equity Offering

On or prior to the First Call Date the Issuer may, at its option on one or more occasions, redeem up to 40% of the initially outstanding aggregate principal amount of the Securities (which includes Additional Securities, if any) so long as such aggregate principal amount does not exceed the amount of net cash proceeds received by, or contributed to the capital of the Issuer from one or more Equity Offerings, at a redemption price equal to 106.250% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date, subject to the rights of Holders on the relevant Record Dates occurring prior to the Redemption Date to receive interest due on the relevant Interest Payment Date; provided, however, that:

(1)           at least 60% of the initially outstanding aggregate principal amount of the Securities (which includes Additional Securities, if any) remains outstanding immediately after any such redemption; and

(2)           each such redemption occurs within 120 days after the date of the related Equity Offering(s).

7.           Redemption at Make-Whole Premium

At any time prior to the First Call Date, the Issuer may redeem all or any portion of the Securities on one or more occasions at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the Redemption Date subject to the rights of Holders of the Securities on the relevant Record Dates occurring prior to the Redemption Date to receive interest due on the relevant Interest Payment Date.

8.           Notice of Redemption

Notice of redemption shall be provided as set forth in Section 3.03 of the Indenture.

9.           Offers to Purchase

Sections 4.15 and 4.16 of the Indenture provide that upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Issuer will make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.
Appendix A-A-2

10.           Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $2,000 and greater integral multiples of $1,000.  A Holder shall register the transfer of or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.

11.           Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

12.           Unclaimed Funds

If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Issuer at its request.  After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.           Legal Defeasance and Covenant Defeasance

The Issuer may be discharged from its Obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its Obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in Article 8 of the Indenture.

14.           Amendment; Supplement; Waiver

Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented as provided in Article 9 of the Indenture.

15.           Restrictive Covenants

The Indenture contains various restrictive covenants, including those contained in Article 4 of the Indenture.

16.           Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare the principal of and accrued interest on all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture.  Provisions relating to Events of Default and remedies are contained in Article 6 of the Indenture.

17.           Trustee Dealings with Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, the Subsidiaries of the Issuer or their respective Affiliates as if it were not the Trustee.
Appendix A-A-3

18.           No Recourse Against Others

No stockholder, director, officer, employee or incorporator, as such, of the Issuer shall have any liability for any obligation of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such Obligations or their creation.  Each Holder of a Security by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities.

19.           Authentication

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security in accordance with the Indenture.

20.           Guarantees

The payment by the Issuer of the principal of and interest on the Securities is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

21.           Abbreviations

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.           CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused a CUSIP number to be printed on the Securities as a convenience to the Holders.  No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.           Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.

The Issuer will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture and the Registration Rights Agreement.  Requests may be made to:  Revlon Consumer Products Corporation, One New York Plaza, New York, New York 10004, Attention: General Counsel.

24.           Governing Law

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby.  Each of the parties hereto agrees to submit to the jurisdiction of the courts of the state and federal courts located in New York, New York in any action or proceeding arising out of or relating to this Security.
Appendix A-A-4

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

1.	☐	to the Issuer; or

2.	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

3.	☐
inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

4.	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

5.	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

YOUR SIGNATURE
SIGNATURE GUARANTEE:
Date:

Signature of Signature guarantee

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
Appendix A-A-5

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Subsidiary Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
Notice: To be executed by an executive officer

Appendix A-A-6

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.15 (Change of Control) or 4.16 (Asset Sales) of the Indenture, check the box:

☐	Change of Control
☐	Asset Sales

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.15 or 4.16 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears onthe other side of this Security.)

Signature guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
Appendix A-A-7

EXHIBIT 2
to
APPENDIX A

[FORM OF FACE OF EXCHANGE SECURITY]

*/	[If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A.]

**/	[If the Security is an Exchange Security issued in a Registered Exchange Offer to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]
Exhibit A-1-1

No.	$___________
CUSIP No. ______________

6.250% Senior Notes due 2024

Revlon Escrow Corporation, a Delaware corporation, promises to pay to [               ] or registered assigns, the principal sum of [$       ] Dollars [as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with the Indenture]3 on August 1, 2024.

Interest Payment Dates:  February 1 and August 1

Record Dates:  January 15 and July 15

Additional provisions of this Security are set forth on the other side of this Security.

[3]	Insert if a global security.
Exhibit A-1-2

REVLON ESCROW CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

U.S. BANK NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

Exhibit A-1-3

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

6.250% Senior Notes due 2024

1.           Interest

REVLON CONSUMER PRODUCTS CORPORATION., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; [provided, however, that the Issuer shall also pay “Additional Interest” (as defined in the Registration Rights Agreement) as it may be required to do so under the Registration Rights Agreement.]4 All references in this Security and in the Indenture to interest payable on any Security shall include any such Additional Interest.  The Issuer will pay interest semi-annually on February 1 and August 1 of each year (each an “Interest Payment Date”), commencing February 1, 2017.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest at the rate of interest then borne by the Securities on overdue installments of principal and on overdue installments of interest to the extent lawful as provided in the Indenture.

2.           Method of Payment

The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled after such Record Date and before the corresponding Interest Payment Date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Issuer may pay principal and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender.  The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.           Paying Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to the Holders.  The Issuer or any of the Issuer’s Subsidiaries may act as Registrar or Paying Agent.

4.           Indenture

The Issuer issued the Securities under an Indenture, dated as of August 4, 2016 (the “Indenture”), between the Escrow Issuer and the Trustee.  The Obligations under this Security and the Indenture will be assumed by Revlon Consumer Products Corporation pursuant to a supplemental indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA and as it may be amended from time to time.  Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.  To the extent there is a conflict or inconsistency between the terms and provisions of this Security and the terms and provisions of the Indenture, the terms and provisions of the Indenture shall govern and be controlling. The Securities are senior, unsecured obligations of the Issuer.

[4]	Note to Draft: To be inserted if applicable.
Exhibit A-1-4

5.           Optional Redemption

On and after August 1, 2019 (the “First Call Date”), the Issuer will be entitled, at its option on one or more occasions, to redeem all or any portion of the Securities at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 1 of the years set forth below, plus, in each case, accrued and unpaid interest to, but not including, the Redemption Date subject to the rights of Holders on the relevant Record Dates occurring prior to the Redemption Date to receive interest due on the relevant Interest Payment Date:

Period	Percentage
2019	104.688%
2020	103.125%
2021	101.563%
2022 and thereafter	100.000%

6.           Optional Redemption upon Equity Offering

On or prior to the First Call Date the Issuer may, at its option on one or more occasions, redeem up to 40% of the initially outstanding aggregate principal amount of the Securities (which includes Additional Securities, if any) so long as such aggregate principal amount does not exceed the amount of net cash proceeds received by, or contributed to the capital of the Issuer from one or more Equity Offerings, at a redemption price equal to 106.250% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date, subject to the rights of Holders on the relevant Record Dates occurring prior to the Redemption Date to receive interest due on the relevant Interest Payment Date; provided, however, that:

(1)           at least 60% of the initially outstanding aggregate principal amount of the Securities (which includes Additional Securities, if any) remains outstanding immediately after any such redemption; and

(2)           each such redemption occurs within 120 days after the date of the related Equity Offering(s).

7.           Redemption at Make-Whole Premium

At any time prior to the First Call Date, the Issuer may redeem all or any portion of the Securities on one or more occasions at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the Redemption Date subject to the rights of Holders of the Securities on the relevant Record Dates occurring prior to the Redemption Date to receive interest due on the relevant Interest Payment Date.

8.           Notice of Redemption

Notice of redemption shall be provided as set forth in Section 3.03 of the Indenture.

9.           Offers to Purchase

Sections 4.15 and 4.16 of the Indenture provide that upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Issuer will make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.
Exhibit A-1-5

10.           Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $2,000 and greater integral multiples of $1,000.  A Holder shall register the transfer of or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.

11.           Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

12.           Unclaimed Funds

If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Issuer at its request.  After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.           Legal Defeasance and Covenant Defeasance

The Issuer may be discharged from its Obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its Obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in Article 8 of the Indenture.

14.           Amendment; Supplement; Waiver

Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented as provided in Article 9 of the Indenture.

15.           Restrictive Covenants

The Indenture contains various restrictive covenants, including those contained in Article 4 of the Indenture.

16.           Defaults and Remedies

If an Event of Default occurs and is continuing, subject to certain limitations, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare the principal of and accrued interest on all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture.  Provisions relating to Events of Default and remedies are contained in Article 6 of the Indenture.

17.           Trustee Dealings with Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, the Subsidiaries of the Issuer or their respective Affiliates as if it were not the Trustee.
Exhibit A-1-6

18.           No Recourse Against Others

No stockholder, director, officer, employee or incorporator, as such, of the Issuer shall have any liability for any obligation of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such Obligations or their creation.  Each Holder of a Security by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities.

19.           Authentication

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security in accordance with the Indenture.

20.           Guarantees

The payment by the Issuer of the principal of and interest on the Securities is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

21.           Abbreviations

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.           CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused a CUSIP number to be printed on the Securities as a convenience to the Holders.  No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.           Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.

The Issuer will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture and the Registration Rights Agreement.  Requests may be made to:  Revlon Consumer Products Corporation, One New York Plaza, New York, New York 10004, Attention: General Counsel.

24.           Governing Law

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby.  Each of the parties hereto agrees to submit to the jurisdiction of the state and federal courts located in New York, New York in any action or proceeding arising out of or relating to this Security.
Exhibit A-1-7

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Security.
Exhibit A-1-8

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.15 (Change of Control) or 4.16 (Asset Sales) of the Indenture, check the box:

☐	Change of Control

☐	Asset Sales

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.15 or 4.16 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears onthe other side of this Security.)

Signature guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
Exhibit A-1-9

Annex A

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED ON THE ACQUISITION DATE

Supplemental Indenture (this “Supplemental Indenture”), dated as of [●] by and among Revlon Consumer Products Corporation (the “Company”), each of the Guarantors listed on the signature pages hereto (the “Supplemental Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture (as defined below).

W I T N E S S E T H

WHEREAS, Revlon Escrow Corporation, a Delaware corporation (the “Escrow Issuer”) has heretofore executed and delivered to the Trustee an indenture dated as of August 4, 2016 (the “Initial Indenture” as supplemented by this Supplemental Indenture, the “Indenture”) relating to the Escrow Issuer’s 6.250% Senior Notes due 2024 (the “Securities”);

WHEREAS, on the date hereof, the Escrow Issuer is merging with and into the Company, with the Company being the surviving Person of such merger and the Escrow Issuer ceasing to exist (the “Merger”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Supplemental Indenture mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.           ASSUMPTION OF OBLIGATIONS. Effective upon consummation of the Merger, the Company, pursuant to Article 5 of the Indenture, hereby expressly assumes and agrees to pay, perform and/or discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Escrow Issuer under the Indenture and the Securities.  The Company hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Securities to which Escrow Issuer was theretofore bound, and, as the Surviving Entity, shall succeed to, and be substituted for, and may exercise every right and power of, the Escrow Issuer under the Indenture and the Securities, and the Escrow Issuer is relieved of all of its obligations and duties under the Indenture and the Securities.

2.           AGREEMENT TO GUARANTEE. Each Supplemental Guarantor hereby agrees, jointly and severally with all other Supplemental Guarantors, and fully and unconditionally, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.           NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of the Company or any Supplemental Guarantor, as such, shall have any liability for any obligations of the Company or any Supplemental Guarantor under the Securities, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Securities by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.

4.           NEW YORK LAW TO GOVERN. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby.  Each of the parties hereto agrees to submit to the jurisdiction of the courts of the state and federal courts located in New York, New York in any action or proceeding arising out of or relating to this Supplemental Indenture.

5.           COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.           EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

7.           THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Supplemental Guarantors and the Company.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

REVLON CONSUMER PRODUCTS CORPORATION

Name:
Title:

[SUPPLEMENTAL GUARANTORS]

Name:
Title:

THE TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title: